UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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NEWS CORPORATION (Name of Registrant as Specified In Its Charter)
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Notice of Annual Meeting of Stockholders
Date and Time
November 18, 2020, 3:00 p.m. (Eastern Standard Time)
Virtual Meeting Location
The 2020 Annual Meeting of News Corporation (the “Company”) will be held exclusively via live webcast at www.virtualshareholdermeeting.com/NWS2020.
Record Date
September 21, 2020
YOUR VOTE IS IMPORTANT
Even if you plan to participate in the Annual Meeting virtually, we encourage you to vote and submit your proxy in advance by:
visiting www.proxyvote.com (common stock) or www.investorvote.com.au (CDIs)
returning your signed proxy card or voting instruction form
calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada (common stock only)
Advance voting deadlines are noted on page 66 of the proxy statement
Items to be Voted
■	elect the nine Directors identified in the attached proxy statement to the Board of Directors (the “Board”) of the Company;
■	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021;
■	consider an advisory vote to approve executive compensation;
■	consider an advisory vote on the frequency of future advisory votes to approve executive compensation;
■	consider the stockholder proposal described in the attached proxy statement, if properly presented at the Annual Meeting; and
■	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
Eligibility to Vote
While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend and ask questions at the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on September 21, 2020, the Record Date, are entitled to notice of, and to vote on the matters to be presented at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock and holders of CDIs exchangeable for shares of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.
Participating in the Annual Meeting
All holders of the Company’s common stock or CDIs as of the Record Date are invited to virtually attend and ask questions at the Annual Meeting. To participate, you will need the unique 16-digit control number that was included in your proxy materials, in the case of common stock holders. CDI holders should follow the instructions on page 68 of the proxy statement to obtain a control number. Class B Common Stock holders may also vote electronically during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. There will be no physical location for the Annual Meeting this year, and you will not be able to attend the Annual Meeting in person. For more information, please see pages 68-69 of the proxy statement.
By Order of the Board of Directors,

Michael L. Bunder
Corporate Secretary
October 5, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 18, 2020
The proxy statement and annual report for the fiscal year ended June 30, 2020 are available at www.proxyvote.com.
We are making the Notice of Internet Availability, proxy statement and the form of proxy first available on or about
October 5, 2020.

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. Fiscal 2021, fiscal 2020, fiscal 2019 and fiscal 2018 each will include or included 52 weeks. Unless otherwise noted, all references to the fiscal years ended June 30, 2021, June 30, 2020, June 30, 2019 and June 30, 2018 relate to the fiscal years ended June 27, 2021, June 28, 2020, June 30, 2019 and July 1, 2018, respectively. For convenience, the Company continues to date its financial statements as of June 30.

PROXY SUMMARY
We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.
2020 Annual Meeting of Stockholders
Date and Time:	November 18, 2020 at 3:00 p.m. (Eastern Standard Time)
Virtual Meeting Location:
The Annual Meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/NWS2020. For further information about participating in the Annual Meeting, please see “Information About the Annual Meeting—Participating in the Annual Meeting,” beginning on page 68.

Record Date:	September 21, 2020
Voting:	■
Holders of Class B Common Stock are entitled to vote on the Internet at www.proxyvote.com, by telephone at 1-800-690-6903 or by completing and returning their proxy card or voting instruction form by 11:59 p.m. (Eastern Standard Time) on November 17, 2020; or by participating in the Annual Meeting at www.virtualshareholdermeeting.com/NWS2020

■
Holders of Class B CDIs are entitled to vote on the Internet at www.investorvote.com.au or by completing and returning their voting instruction form by 5:00 p.m. (Australian Eastern Daylight Time) on November 13, 2020

Voting Matters
	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of 9 Directors	4	Majority of votes cast	FOR each Director nominee
Proposal No. 2: Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal 2021	22	Majority of votes cast	FOR
Proposal No. 3: Advisory Vote to Approve Executive Compensation	26	Majority of votes cast	FOR
Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	27	Majority of votes cast	ONE YEAR
Proposal No. 5: Stockholder Proposal	62	Majority of votes cast	AGAINST
Corporate Governance Highlights
■	Annual Election of All Directors	■	All Audit Committee Members are “Audit Committee Financial Experts”
■	Majority Vote Standard and Director Resignation Policy in Uncontested Director Elections	■	Compensation Committee Oversees Chief Executive Officer (“CEO”) Succession Planning Process
■	Independent Lead Director with Robust Responsibilities	■	Robust Anti-Corruption Compliance Program including Compliance Steering Committee overseen by the Audit Committee
■	Standing Board Committees Comprised Solely of Independent Directors	■	Active Stockholder Engagement Program with Unaffiliated Class A and Class B Stockholders
■	Executive Sessions of Independent Directors Held at Every Regular Board Meeting	■	Comprehensive Standards of Business Conduct and Statement of Corporate Governance
■	Annual Board and Committee Self-Evaluations	■	Board Oversight and Commitment to Diversity and Inclusion
■	Risk Oversight by the Board and Committees
 2020 Proxy Statement | 1

PROXY SUMMARY
Board Nominees
(a)
For more details on the Board’s leadership structure, including the role and responsibilities of the independent Lead Director, see “Corporate Governance Matters—Board Leadership Structure” beginning on page 11.

Board Nominee Diversity
2 |   2020 Proxy Statement

PROXY SUMMARY
Fiscal 2020 Business Highlights
■	The Company reported revenues of $9.01 billion, an 11% decrease compared to $10.07 billion in the prior year.
■	Net loss was $1.55 billion compared to net income of $228 million in the prior year.
■	The Company reported Total Segment EBITDA* of $1.01 billion, as compared to $1.24 billion in the prior year.
■	The Company reported net cash provided by operating activities of $780 million.
■	Beginning with the fourth quarter, the Company is presenting Dow Jones as a separate reportable segment, increasing transparency and better highlighting the growth and value of that business.
■	The Company sold Unruly in January 2020 and News America Marketing in May 2020.
*
Total Segment EBITDA is a non-GAAP financial measure. For information on Total Segment EBITDA, as defined by the Company, including reconciliation to the most comparable GAAP measure, please see page 46 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2020.

Executive Compensation Highlights
We Pay for Performance		We Seek to Mitigate Compensation-Related Risk
■
Majority of our named executive officers’ (“NEOs”’) fiscal 2020 target compensation was variable and performance-based:
➤ 80% for the Executive Chairman
➤ 80% for the CEO
➤ 73% for the Chief Financial Officer (“CFO”)
➤ 69% for the General Counsel
		■	Annual compensation risk assessment
		■	Clawback policy for NEOs covering both cash and equity incentive compensation
		■	Anti-hedging and anti-pledging policy applicable to all Directors and employees, including the NEOs
■	100% of equity compensation and two-thirds of annual cash incentive compensation is tied to performance against pre-established, specific, measurable financial performance targets	■	Rigorous stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors (as defined herein)
■	Balanced mix of diversified long- and short-term performance metrics to incentivize and reward the achievement of multi-dimensional aspects of our operational and long-term business strategy	■	No guaranteed bonuses
■	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company	■	Performance on ethics and compliance objectives impacts payout of individual qualitative portion of annual cash incentive awards
In light of the Company's increased focus on costs amidst the COVID-19 pandemic, Mr. K.R. Murdoch elected to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson elected to forgo any amounts exceeding 25% of his fiscal 2020 target and Ms. Panuccio and Mr. Pitofsky elected to forgo any amounts exceeding 75% of their fiscal 2020 targets. For more information, see “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2020 Annual Cash Incentives.”
For additional information on our executive compensation, see the “Compensation Discussion and Analysis,” which begins on page 29, and the “Summary Compensation Table” and other related tables and disclosure in “Executive Compensation,” which begin on page 44.
 2020 Proxy Statement | 3

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board has nominated nine Directors for election at this Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the Directors may reduce the size of the Board or the proxy holders (as defined herein), to the extent permitted under SEC rules, will exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominees. The ages shown are as of October 5, 2020. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.
James R. Murdoch resigned from the Board effective July 31, 2020, at which time the Board reduced its size to 10 Directors. Joel Klein will be retiring from the Board upon the election of Directors at the Annual Meeting and will not be standing for re-election. In connection with Mr. Klein’s retirement, the Board will reduce its size to nine Directors. The Board thanks Messrs. J.R. Murdoch and Klein for their service and contributions.
K. Rupert Murdoch AC, age 89 Executive Chairman Director since: June 2013 Other Current Reporting Company Directorships: Fox Corporation (2019-present)
K. Rupert Murdoch has served as the Company’s Executive Chairman since 2012. Since January 2019, he has served as Chairman of Fox Corporation, a news, sports and entertainment company. He also serves as Executive Chairman of Fox News Network, LLC, a subsidiary of Fox Corporation that operates FOX News Media, including FOX News and FOX Business. Mr. K.R. Murdoch was Executive Chairman of the Company and Fox Corporation’s former parent, Twenty-First Century Fox, Inc. (“21st Century Fox”), a diversified global media and entertainment company, from 2015 to March 2019, its Chief Executive Officer from 1979 to 2015 and its Chairman from 1991 to 2015, and served on the Board of Directors of 21st Century Fox from 1979 until March 2019. Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company, Fox Corporation and, previously, 21st Century Fox from the single, family-owned Australian newspaper he took over in 1953 into among the most recognized and influential media companies in in the world. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s businesses and provides strong operational leadership and broad strategic vision for the Company’s future.

4 |   2020 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Lachlan K. Murdoch, age 49 Co-Chairman Director since: June 2013 Other Current Reporting Company Directorships: Fox Corporation (2019-present)
Lachlan K. Murdoch has served as Co-Chairman of the Company since 2014. He has been Executive Chairman of Fox Corporation since January 2019 and Chief Executive Officer since October 2018. Mr. L.K. Murdoch served as Executive Chairman of 21st Century Fox from 2015 to March 2019, its Co-Chairman from 2014 to 2015 and a Director from 1996 to 2019. He has served as Executive Chairman of NOVA Entertainment, an Australian media company, since 2009 and as the Executive Chairman of Illyria Pty Ltd, a private company, since 2005. Mr. L.K. Murdoch was a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to 2014 and Non-Executive Chairman from 2012 to 2014, after serving as its Acting Chief Executive Officer from 2011 to 2012. Mr. L.K. Murdoch held a variety of roles at 21st Century Fox following joining in 1994, including serving as Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch.

Mr. L.K. Murdoch brings to the Board a wealth of knowledge regarding the Company’s operations and the media industry, as well as management and strategic skills. With his extensive experience serving in several senior leadership positions within Fox Corporation and 21st Century Fox, and at various operating units within the Company, in particular as head of News Limited (now known as News Corp Australia) and the New York Post, Mr. L.K. Murdoch offers the Board strong leadership in developing global strategies and guiding the overall corporate agenda.

Robert J. Thomson, age 59 Chief Executive Director since: June 2013
Robert J. Thomson has served as the Company’s Chief Executive since January 2013. He served as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal from 2008 to 2012. Mr. Thomson previously served as Publisher of Dow Jones from 2007 to 2008, after serving as Editor of The Times of London from 2002 to 2007. Prior to that role, he was Managing Editor of the U.S. edition of the Financial Times.

Through his position as the Company’s Chief Executive, Mr. Thomson has an intimate knowledge of the Company’s operations. Mr. Thomson has extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor. Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. and also greatly expanded its global reach through the digital initiatives of WSJ.com. As Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure. His keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board.

 2020 Proxy Statement | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Kelly Ayotte, age 52
Director since: April 2017

Committees: Nominating and Corporate Governance

Other Current Reporting Company Directorships: The Blackstone Group Inc. (2019-present); Boston Properties, Inc. (2018-present); Caterpillar Inc. (2017-present)

Kelly Ayotte served as a United States Senator for the State of New Hampshire from 2011 to 2017. While in the Senate, she served on the Armed Services, Budget, Commerce, Homeland Security and Governmental Affairs, and Small Business and Entrepreneurship Committees. Prior to her election to the Senate, Ms. Ayotte served as Chief of the Homicide Prosecution Unit and Deputy Attorney General of New Hampshire before being named New Hampshire’s first female Attorney General, in which role she served from 2004 until 2009. Ms. Ayotte serves on the Boards of Directors of The Blackstone Group Inc., Boston Properties, Inc., Caterpillar Inc., BAE Systems, Inc., a defense contractor, and Blink Health LLC, a technology platform for prescription drugs, and was a Director of Bloom Energy Corporation from 2017 to 2019. She also serves on several advisory boards, including for Microsoft Corporation and Chubb Insurance.

Ms. Ayotte brings to the Board strong leadership and strategic planning skills as well as in-depth knowledge in the areas of public policy, government and law. She offers valuable insights on private sector innovation from her service on the Senate Commerce Committee, including on its Subcommittee on Communications, Technology, Innovation and the Internet, as well as financial experience from her service on the Senate Budget Committee.

José María Aznar, age 67 Director since: June 2013 Committees: Nominating and Corporate Governance (Chair)
José María Aznar has served as the President of the Foundation for Social Studies and Analysis, a political research and educational organization focused on Spain, since 1989. Mr. Aznar served as the President of Spain from 1996 to 2004. He was the Executive President of the Partido Popular of Spain from 1990 to 2004 and its Honorific President from 2004 to 2016, and also served on the State Council of Spain from 2005 to 2006. He is the President of el Instituto Atlántico de Gobierno, an organization for higher education that he founded in 2014, having been a Distinguished Fellow at the Johns Hopkins University Paul H. Nitze School of Advanced International Studies, where he was also Chairman of the Atlantic Basin Initiative, from 2011 to 2015, and a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University from 2004 to 2011. Mr. Aznar has been a Director of Afiniti, a developer of artificial intelligence systems, since 2016, President of the Honorary Board of the Bussola Institute since 2017, a special advisor to Latham & Watkins LLP since 2018 and a member of the International Advisory Board of Barrick Gold Corporation since 2011. Mr. Aznar served as a Director of 21st Century Fox from 2006 until June 2013.

Mr. Aznar, with his extensive experience, including serving as President of Spain, brings knowledge, expertise and an international perspective to the Board, providing valuable insight into political and governmental matters throughout the world. He has a unique and deep knowledge with respect to several countries in which the Company operates.

6 |   2020 Proxy Statement

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Natalie Bancroft, age 40 Director since: June 2013 Committees: Compensation; Nominating and Corporate Governance
Natalie Bancroft is a professionally trained opera singer, has studied journalism and is a graduate of L’Institut de Ribaupierre in Lausanne, Switzerland. Ms. Bancroft has served as a Director of the Pacific Art Society, a non-profit performing arts company, since 2016, and the California Ballet since 2019. Ms. Bancroft has a culturally diverse background, having lived across Europe, and speaks several languages fluently. Ms. Bancroft served as a Director of 21st Century Fox from 2007 until June 2013.

Ms. Bancroft brings public company board and committee experience to the Board gained from her service as a current Director and member of both the Company’s Compensation and Nominating and Corporate Governance Committees, and as a former Director of 21st Century Fox and member of its Nominating and Corporate Governance Committee. Ms. Bancroft’s public company board and committee service and international experience add valuable perspective to the deliberations of the Board.

Peter L. Barnes, age 77 Lead Director Director since: June 2013 Committees: Audit (Chair); Compensation
Peter L. Barnes has been the independent Lead Director of the Company since June 2013. Mr. Barnes was a Director of Metcash Limited, a wholesale distribution and marketing company, from 2005 until 2015, having served as its Chairman since 2010 and as a Director of its predecessor from 1999 to 2005. Mr. Barnes was also formerly a Director of Ansell Limited, an Australian manufacturing company, from 2001 to 2012, having served as its Chairman from 2005 to 2012. Mr. Barnes served in various senior management positions in the United States, the United Kingdom and Asia at Philip Morris International Inc. from 1971 to 1998, including as President of Philip Morris Asia Inc. Mr. Barnes served as a Director of 21st Century Fox from 2004 until June 2013.

Mr. Barnes brings to the Board the leadership, operational and financial skills gained in his several roles at Philip Morris, as well as through his service as a Director at a number of private and public companies, including his service as Chairman of several of these companies.

 2020 Proxy Statement | 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Ana Paula Pessoa, age 53 Director since: June 2013 Committees: Audit
Ana Paula Pessoa has been a Partner and Chair of Kunumi Inteligencia Artificial SA (“Kunumi”), an artificial intelligence company in Brazil, since 2017; she also served as Chief Strategy Officer from 2017 to March 2019. She previously served as the Chief Financial Officer of the 2016 Olympic and Paralympic Summer Games in Rio de Janeiro from 2015 to 2017 and as a Partner at Brunswick Group, an international corporate communications firm, from 2012 to 2015. She founded Avanti SC, a strategic planning consulting firm, in 2000, and until 2015 was a partner in Black-Key Participações SA, which invests in digital start-up companies in Brazil, and Neemu Internet, an e-commerce technology firm. Ms. Pessoa previously served in numerous roles during her 18-year career at the Globo Organizations (“Globo”), a media group in South America, most recently as the Chief Financial Officer from 2001 to 2011 and New Business Director from 2008 to 2011 of Infoglobo, the newspaper, Internet and information services business of Globo. She also served as a Director of Globo’s subsidiaries including Valor Econômico, a financial newspaper in Brazil, and Zap Internet, an online classified ad service in Brazil, from 2001 to 2011 and as a Director of SPIX Macaw Internet SA, an online news distribution start-up company, from 2009 to 2011. Ms. Pessoa currently serves on the Boards of Directors of Vinci SA, Credit Suisse Group AG and Suzano S.A., in addition to several non-profit boards.

Ms. Pessoa brings to the Board strong strategic leadership, business development and financial skills, including from her roles with Kunumi, the Olympic Games and Brunswick Group, as well as digital expertise through leading and investing in technology companies. Ms. Pessoa also contributes in-depth knowledge of the media industry, having gained extensive experience during her tenure at Globo with its newspaper, Internet, cable and satellite television and telecom operations.

Masroor Siddiqui, age 48 Director since: June 2013 Committees: Audit; Compensation (Chair)
Masroor Siddiqui is the Chief Executive Officer of Naya Capital Management UK Limited, an investment firm he co-founded in May 2012. He was previously a Partner at the Children’s Investment Fund Management (UK) LLP, a hedge fund, from 2009 to 2011 and a Managing Director at Canyon Partners, an investment firm, from 2006 to 2009. Mr. Siddiqui previously served as a Senior Vice President at Putnam Investments, where he was responsible for a broad range of investments.

Mr. Siddiqui has significant experience in finance and investing with a focus on media investments. He offers the Board valuable insights on global markets and industries relevant to the Company’s businesses.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
8 |   2020 Proxy Statement

CORPORATE GOVERNANCE MATTERS
The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders. Our Board regularly reviews and updates its compliance and training programs and corporate governance policies and practices in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s businesses. Our corporate governance practices include:
Board Composition and Practices	■	Majority of independent Directors
	■	Independent Lead Director with robust responsibilities
	■	Executive sessions of independent Directors held at every regular Board meeting
	■	Annual Board and committee self-evaluations
Board Committees	■	Standing Board Committees comprised solely of independent Directors
	■	Committees authorized to retain independent advisors
	■	All Audit Committee members are “audit committee financial experts”
	■	Compensation Committee oversees CEO succession planning process
Stockholder Rights and Engagement	■	Annual election of all Directors
➤ Majority vote standard and Director resignation policy in uncontested Director elections
	■	Annual stockholder advisory vote to approve executive compensation
	■	Active stockholder engagement program with our unaffiliated Class A and Class B stockholders that includes participation by independent Directors
Strategy, Risk and Compliance Oversight	■	The Board sets the strategic vision for the Company
➤ Annual review of long-term strategic plan and discussion of strategy at every regular meeting
	■	Board oversees management’s identification and management of risk
➤ Involvement at both full Board and individual committee level
	■	Audit Committee assists the Board in its oversight of the Anti-Corruption Compliance Program and the activities of the Company’s Compliance Steering Committee
Equity and Compensation	■	Stock ownership guidelines for the CEO, CFO, General Counsel and Non-Executive Directors
	■	Prohibitions on hedging and pledging Company stock by Directors and employees, including the NEOs
	■	Clawback policy for executive officers covering both cash and equity compensation
Corporate Governance Policies
The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The Statement of Corporate Governance addresses, among other things, the composition and functions of the Board and its committees, Director independence, Board membership criteria, Director compensation and equity ownership requirements and management evaluation and succession.
The Board has also adopted the Standards of Business Conduct, which are applicable to all Directors, officers and employees of the Company. The Standards of Business Conduct confirm the
Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics.
The Statement of Corporate Governance, the Standards of Business Conduct and each of the Board committee charters are available on the Company’s website at www.newscorp.com under “About Us—Corporate Governance.” If the Company waives the Standards of Business Conduct or amends certain of its provisions with respect to any executive officer or Director, it will post the amendment or waiver at the same location on its website, as required by applicable rules, within four business days following the amendment or waiver.
 2020 Proxy Statement | 9

CORPORATE GOVERNANCE MATTERS
Stockholder Engagement
The Board believes that continual and transparent communication with our stockholders is a key component of strong corporate governance. The Board views stockholder outreach as an area of priority and oversees the Company’s engagement program, which includes a specific focus on corporate governance. Our independent Directors, including our Lead Director, also directly participate in certain engagements. In fiscal 2020, our outreach program included engagement with unaffiliated stockholders representing approximately 30% of the outstanding Class B Common Stock and over 50% of the outstanding Class A Common Stock.
The Board strongly values the feedback our stockholders have provided on a wide range of topics, including Board oversight of our business strategy, capital allocation, corporate governance, Board composition, management succession planning, executive compensation, sustainability and the Company’s financial and operating performance. This input is shared with the Board and its relevant committees and informs the Company’s strategy and policies as we seek to build long-term value for our stockholders.
For example, in line with feedback received from stockholders, in fiscal 2020, the Company took steps to simplify its business, including through the sale of News America Marketing after a strategic review. We subsequently realigned our reportable operating segments in a manner that provides greater transparency into the Company’s businesses.
Annual Director Elections and Majority-Voting Policy
All Directors are elected annually by our stockholders. In an uncontested election, each Director must be elected by a majority of the votes cast, meaning that the number of votes cast “FOR” a Director’s election must exceed the number of votes cast “AGAINST” that Director’s election. In a contested election, each Director will be elected by a plurality of votes cast. Under our Statement of Corporate Governance, an incumbent Director who does not receive a majority of votes cast in an uncontested election must submit his or her resignation to the Board within 10 days. Within 90 days of the date of the certification of the election results, the Board will determine, considering all factors it deems relevant (including those set forth in our Statement of Corporate Governance), whether to accept the resignation.
Director Independence
Our Statement of Corporate Governance requires that the Board be comprised of a majority of “independent directors” in accordance with the listing rules of The Nasdaq Stock Market (“Nasdaq”). The Board, upon the recommendation of the Nominating and Corporate Governance Committee, will review and determine the independence of each Director at least annually and at other times as appropriate. The Board considers all relevant facts and circumstances in making an independence determination as to each Director, including but not limited to any relationships and transactions between the Director (and his or her immediate family members and affiliated entities) and the Company and its affiliates. In determining Mr. Klein’s independence, the Nominating and Corporate Governance Committee considered the Company’s previous employment of Mr. Klein, which ended in December 2015.
As a result of its review in August 2020, the Board affirmatively determined that Mmes. Ayotte, Bancroft and Pessoa and Messrs. Aznar, Barnes, Klein and Siddiqui are independent under the standards adopted by the Company and set forth in Nasdaq listing rules.
Independent Oversight and Executive Sessions of Independent Directors
The Board believes its independent oversight function is further enhanced by our Audit, Compensation and Nominating and Corporate Governance Committees being comprised entirely of independent Directors.
In addition, the independent Directors of the Board generally meet in executive session without management present at every regularly scheduled Board meeting and other times as appropriate. During fiscal 2020, the independent Directors met in executive session seven times.
10 |   2020 Proxy Statement

CORPORATE GOVERNANCE MATTERS
Board Leadership Structure
■	Executive Chairman: K. Rupert Murdoch	■	Co-Chairman: Lachlan K. Murdoch
■	Independent Lead Director: Peter L. Barnes	■	Chief Executive: Robert J. Thomson
Currently, our Board leadership consists of our Executive Chairman, Co-Chairman, independent Lead Director, Chief Executive and strong committee chairs. Mr. K.R. Murdoch serves as the Executive Chairman of the Board, while Mr. Thomson serves as the Chief Executive and a Director. Both Messrs. K.R. Murdoch and Thomson are considered executive officers of the Company.
Our Statement of Corporate Governance provides that the Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an independent Director, an independent Director shall be designated by a majority of the independent Directors of the Board to serve as Lead Director for a period of at least one year. Mr. Barnes, an independent Director, currently serves as our Lead Director. Additionally, Mr. L.K. Murdoch serves as our Co-Chairman.
The Board believes our current leadership structure is effective, provides independent Board leadership and serves the best interests of our stockholders at this time. The Board believes that this structure allows our Chief Executive to focus on his duties in managing the day-to-day operations of the Company, while benefiting from Mr. K.R. Murdoch’s and Mr. L.K. Murdoch’s invaluable knowledge and expertise regarding the Company’s businesses and strategies. In addition, the Board believes that the role of the Lead Director is structured with sufficient authority to serve as an effective counter-balance to management.
Lead Director Duties and Responsibilities
■	Presiding over all meetings of the Board at which the Executive Chairman and Co-Chairman are not present, including executive sessions of the Non-Executive Directors and the independent Directors	■	Calling meetings of the Non-Executive Directors and/or independent Directors, if desired
■	Communicating to the Chairmen feedback from executive sessions, as appropriate	■	Participating in the Compensation Committee’s evaluation of the performance of the CEO
■	Serving as liaison between the Chairmen and the independent Directors	■	Supervising annual self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee
■	Meeting with the Audit Committee and/or the Compliance Steering Committee periodically
■	Approving Board meeting agendas and information sent to the Board	■	Supervising the Board’s determination of the independence of its Directors
■	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items	■	Ensuring availability for consultation and direct communications, if requested by major stockholders
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CORPORATE GOVERNANCE MATTERS
Peter L. Barnes has served as Lead Director since June 2013. In recognition of his strong leadership and skills, the independent members of the Board re-elected Mr. Barnes as Lead Director in August 2020 for a term of one year. Mr. Barnes has performed duties beyond the required duties set forth above, which included:
■	regularly attending meetings of the Nominating and Corporate Governance Committee, of which Mr. Barnes is not a member;
■	regularly consulting with other independent Directors between meetings;
■	regularly meeting with senior management, including to report feedback from the independent Directors; and
■	meeting with unaffiliated holders of both Class A Common Stock and Class B Common Stock, and reporting feedback from these stockholders to the full Board.
The Board reviews its leadership structure at least annually, taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) our policies and practices that provide independent Board oversight, (ii) the effect a particular leadership structure may have on Company performance, (iii) the structure that serves the best interests of our stockholders, and (iv) any relevant legislative or regulatory developments. The Board will continue to monitor the appropriateness of this leadership structure.
Board Committees
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a written charter approved by the Board. For more information, see “—Corporate Governance Policies.”
Audit Committee
Primary Responsibilities
Assist the Board in its oversight of:
 ■ the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of its financial statements;
 ■ the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;
 ■ the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
 ■ investigations into complaints concerning financial matters;
 ■ risks that may have a significant impact on the financial statements;
 ■ the Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee;
 ■ the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial and cyber-related risk exposures and steps taken to monitor and control such exposures; and
 ■ the review, approval and ratification of related person transactions.
Financial Expertise and Independence
The Board has determined that all of the members of the Audit Committee are financially literate (in accordance with Nasdaq listing rules), “audit committee financial experts” (as defined under SEC rules) and independent (in accordance with SEC rules and Nasdaq listing rules for directors and audit committee members).
Report
The Report of the Audit Committee is set forth beginning on page 24 of this proxy statement.

Met 7 times in fiscal 2020 Members Peter Barnes (Chair) Ana Paula Pessoa Masroor Siddiqui
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CORPORATE GOVERNANCE MATTERS
Compensation Committee
Primary Responsibilities
 ■ to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO and to recommend to the Board the compensation of the CEO;
 ■ to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans, including the granting of awards thereunder;
 ■ to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the executive officers and such other senior executives identified by the Compensation Committee;
 ■ to review and approve employment and severance arrangements for executive officers, including employment, separation, change-in-control and similar agreements;
 ■ to review and approve or ratify principal terms of other employment arrangements (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target is equal to or greater than a specified threshold amount;
 ■ to review and approve other separation obligations that exceed by more than a specified amount those provided for in an employment agreement required to be approved or ratified by the Compensation Committee;
 ■ to review the recruitment, retention, compensation, termination and severance policies and other benefit plans for senior executives;
 ■ to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives;
 ■ to review annually the form and amount of compensation of Non-Executive Directors for service on the Board and its committees and to recommend changes in such compensation to the Board as appropriate;
 ■ to review the Company’s compensation policies and practices for its employees to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company; and
 ■ to oversee engagement and communications with stockholders on executive compensation matters, and review and assess the results of stockholder votes on executive compensation matters, including the Company’s most recent advisory vote on executive compensation.
Independence
The Board has determined that all of the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”)), and independent (in accordance with SEC rules and Nasdaq listing rules for directors and compensation committee members).
Delegation
Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board or officers of the Company, to the extent permitted by law, when it deems appropriate and in the best interests of the Company. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Thomson the authority to make awards of stock-based compensation within certain prescribed limits to eligible employees and other service providers who are not Section 16 officers of the Company. Any awards made by Messrs. K.R. Murdoch or Thomson pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the NEOs during fiscal 2020, including discussion of the role of compensation consultants, is found in the section titled “Compensation Discussion and Analysis” below.
Report
The Report of the Compensation Committee is set forth on page 43 of this proxy statement.

Met 4 times in fiscal 2020 Members Masroor Siddiqui (Chair) Natalie Bancroft Peter Barnes
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CORPORATE GOVERNANCE MATTERS
Nominating and Corporate Governance Committee
Primary Responsibilities
 ■ to develop and recommend to the Board criteria for identifying and evaluating Director candidates and periodically review these criteria;
 ■ to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board;
 ■ to establish procedures for consideration of Board candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;
 ■ to consider the performance, contributions and independence of incumbent Directors in determining whether to nominate them for re-election;
 ■ to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;
 ■ to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;
 ■ to make recommendations to the Board as to determinations of Director independence;
 ■ to advise and make recommendations to the Board on corporate governance matters;
 ■ to develop and recommend to the Board, in coordination with the Lead Director, an annual self-evaluation process for the Board; and
 ■ to oversee a succession planning process for the Board and its committees.
Independence
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent (in accordance with SEC rules and Nasdaq listing rules applicable to directors).

Met 5 times in fiscal 2020 Members José María Aznar (Chair) Kelly Ayotte Natalie Bancroft Joel Klein
Director Attendance
Our Statement of Corporate Governance provides that Directors are expected to attend meetings of the Board and meetings of the Board committees on which they serve. During fiscal 2020, the Board held five meetings. Each of our current Directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served.
Directors are also encouraged to attend and participate in the Company’s annual meeting of stockholders. All of the 11 then serving Directors attended the annual meeting of stockholders held by the Company in November 2019.
Board’s Role in Strategy
Our Board sets the strategic vision for the Company. As part of this process, the Board reviews the Company’s long-term strategic plan at least annually and monitors implementation of the strategic plan throughout the year. The Board generally discusses strategy at every regular meeting and occasionally holds sessions devoted entirely to strategy.
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CORPORATE GOVERNANCE MATTERS
Board Oversight of Risk
Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to the Company. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees, as appropriate, regularly receive and discuss periodic updates from the CEO, CFO, General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal, regulatory, financial, reputational and cybersecurity risks and the plans to address these risks.
Each of the Board’s standing committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, and reports to the full Board as appropriate. In particular:
■
The Audit Committee assists the Board in its oversight of risks that have a significant impact on the Company’s financial statements; is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, including discussing with management the Company’s major financial and cyber-related risk exposures and the steps that have been taken to monitor and control such exposures; and oversees the activities of the Company’s Compliance Steering Company, including management of the Company’s compliance programs. In addition, the Audit Committee has primary responsibility for overseeing risks related to cybersecurity.
■
The Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs, including an annual review and assessment of the Company’s compensation programs and practices. For more information, please see “Risks Related to Compensation Policies and Practices.”

■
The Nominating and Corporate Governance Committee oversees risks related to the Company’s corporate governance, including ensuring the Board’s continued ability to provide independent oversight of management.

Each standing committee has full access to management, as well as the ability to engage advisors.
Related Person Transactions Policy
Procedures for Approval of Related Person Transactions
The Audit Committee has established written procedures for the review of related person transactions. Pursuant to these procedures, the Audit Committee reviews and approves, ratifies or disapproves, as appropriate, transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved exceeds $120,000 and a Director, Director emeritus, Director nominee, executive officer, 5% holder of the Company’s voting stock or an immediate family member of any of the foregoing has a direct or indirect material interest.
When determining whether to approve or ratify a related person transaction, the Audit Committee shall consider all relevant facts and circumstances, including, but not limited to: whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; the business reasons for the transaction; whether the transaction would impair the independence of an independent Director; and whether the transaction would present an improper conflict of interest for any Director or executive officer of the Company, taking into account the nature of the transaction and the Director or executive officer’s interest in the transaction. The Audit Committee shall not approve or ratify a related person transaction unless it has determined that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. No Director will participate in any discussion or approval of a related person transaction for which he or she (or an immediate family member) is a related person, except that such Director will provide all material information concerning the transaction to the Audit Committee.
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CORPORATE GOVERNANCE MATTERS
Certain Relationships
All of the fiscal 2020 transactions described below were reviewed and approved or ratified by the Audit Committee or the Board.
News Corp Australia, a division of the Company, and Foxtel, a subsidiary of the Company in which the Company owns a 65% interest, and/or their subsidiaries purchase advertising on an arms-length, ordinary course basis from NOVA Entertainment (“NOVA”), of which Mr. L.K. Murdoch, Co-Chairman of the Company, serves as Executive Chairman and in which he holds an indirect 100% interest. In fiscal 2020, the aggregate value of such transactions was approximately $1.4 million, representing less than 5% of recipient’s revenues. In addition, NOVA purchases advertising on an arms-length, ordinary course basis from News Corp Australia. In fiscal 2020, the aggregate value of such transactions was approximately $1.2 million, representing less than 5% of recipient’s revenues.
During fiscal 2020, News Corp Australia, Foxtel, REA Group (in which the Company owns a 61.6% interest) and NOVA were holders of equity interests of 33%, 17%, 17% and 17%, respectively, in ScaleUp
MediaFund 2.0 Pty Limited (“ScaleUp”), a company that provides advertising to start-up companies in exchange for equity interests in such companies. The shareholders’ deed governing ScaleUp provides that for each of fiscal 2020, 2021 and 2022, News Corp Australia is to contribute up to $2,000,000 AUD and each of the other shareholders is to contribute up to $1,000,000 AUD in advertising space to ScaleUp. The selection of prospective recipient start-up companies and campaigns is determined by the board of directors of ScaleUp, which comprises one director designated by each shareholder. Each shareholder can decline participation in any particular campaign.
In fiscal 2020, HarperCollins made payments of approximately $70,000 for book royalty advances on an arms-length, ordinary course basis to Union Literary, a literary agency in which Trena Keating, the spouse of David B. Pitofsky, the Company’s General Counsel, is a partner. Ms. Keating received approximately $10,000 of such amount. Pursuant to existing arrangements, Union Literary is expected to receive future payments from HarperCollins of approximately $130,000, of which amount Ms. Keating is expected to receive less than $20,000.
CEO Succession Planning
Our Statement of Corporate Governance provides that the Board will review CEO succession at least annually. The Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans. The
CEO provides the Compensation Committee with an assessment of members of senior management and their succession potential. The Compensation Committee reports the results of these assessments to the Board.
Diversity and Inclusion
The Company seeks to foster an environment where all employees can feel valued, included and empowered to bring great ideas to the table. The Company is committed to cultivating diversity and broadening the opportunity for inclusion across our businesses.
The Company maintains a Corporate Diversity Statement, which describes our longstanding diversity and inclusion objectives and efforts. Specifically, our diversity and inclusion efforts focus on:
■	leading and managing inclusively – embracing different cultures, ethnicities, genders and sexual orientations;
■	creating a work environment that fosters growth and advancement; and
■	engaging with our audiences in a way that reflects and respects their unique perspectives and experiences.
The Corporate Diversity Statement is available on the Company’s website at www.newscorp.com under “About Us—Corporate Governance—Corporate Diversity Statement.”
The Board and its Committees oversee efforts in this area, including through:
■	the Nominating and Corporate Governance Committee’s annual assessment of progress towards the Company’s diversity and inclusion objectives and report on such review to the Board;
■	the Nominating and Corporate Governance Committee’s oversight of Board succession planning;
■	the Compensation Committee’s review of executive succession planning; and
■	the Audit Committee’s oversight of the Compliance Steering Committee and enforcement of the Standards of Business Conduct.
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CORPORATE GOVERNANCE MATTERS
Annual Board and Committee Evaluations
The Lead Director and the Nominating and Corporate Governance Committee are responsible for overseeing an annual self-evaluation process for the Board that includes an assessment of, among other things, the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken. Each standing committee of the Board evaluates its performance on an annual basis and reports to the Board on such evaluation.
This year’s self-evaluation process included a written questionnaire completed by each Director. In certain years, the process also includes individual interviews with the independent Directors. The evaluation covered a number of topics, including Board composition and structure, Board and committee responsibilities and effectiveness, Director engagement and performance (including individual Director performance), Board priorities and Board meetings and resources. The results were discussed by the full Board, with management, and in an executive session of the independent Directors. In addition, each standing committee conducted its own self-evaluation and reported on the same to the full Board.
Board Succession Planning and Director Nomination Process
Board succession planning is an important area of focus for the Board. The Nominating and Corporate Governance Committee regularly reviews and evaluates Board composition, including its size and the qualifications, skills and characteristics represented in the current Board, and makes recommendations to the Board as appropriate.
The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s:
■	education and background;
■	leadership and ability to exercise sound judgment;
■	general business experience and familiarity with the Company’s businesses and industries; and
■	unique expertise or perspective that will be of value to the Company.
Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties of our Directors. All candidates must possess personal integrity and ethical character, and value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to fulfill the duties of a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships.
From time to time, the Nominating and Corporate Governance Committee may engage independent third-party search firms and consultants as appropriate to help identify, screen and evaluate potential candidates.
Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and geographic location/country of citizenship, and assesses the effectiveness of these factors in the Director selection and nomination process. The Board also evaluates its diversity as part of its annual self-evaluation process. The composition of the Board reflects those efforts and the importance of diversity to the Board. The Director nominees are 33% female, include seven citizens of countries other than the United States, range in age from 40 to 89 and represent a diversity of backgrounds and expertise.
After completing its evaluation of a potential Director nominee, the Nominating and Corporate Governance Committee will make a recommendation to the full Board, which makes the final determination whether to nominate or appoint the Director nominee.
 2020 Proxy Statement | 17

CORPORATE GOVERNANCE MATTERS
Stockholder Recommendation of Director Candidates
Stockholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by submitting their names and appropriate background and biographical information in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Board Membership Criteria” in the Statement of Corporate Governance. Director
candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.
Communicating with the Board
Stockholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Lead Director at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 or by email to LeadDirector@newscorp.com.
Pursuant to the process established by the Nominating and Corporate Governance Committee for handling all communications received by the Company and addressed to the Board, the Corporate Secretary reviews and forwards such communications as appropriate. Certain items that are unrelated to the duties and responsibilities of the Board (such as business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; and spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications) will not be forwarded. Concerns relating to accounting, internal controls, auditing matters or securities laws matters are immediately brought to the attention of the corporate audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters.
18 |   2020 Proxy Statement

DIRECTOR COMPENSATION
Directors’ fees are not paid to Directors who are executives or employees of the Company (collectively, the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the Executive Directors’ normal employment conditions.
The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee and set by the Board. The Compensation Committee annually reviews the form and amount of Non-Executive Director compensation, including against that of the Company’s peers and general industry. In such review, the Compensation Committee considers the appropriateness of the form and amount of Non-Executive Director compensation and makes recommendations to the Board concerning Non-Executive Director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required to serve on the Board of Directors of a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to further align Directors’ interests with the long-term interests of stockholders. As part of its review of compensation for fiscal 2020, the Compensation Committee reviewed and considered data provided to the Committee by its independent compensation consultant regarding the amounts and type of compensation paid to non-management directors at the companies in the Company’s peer group used by the Compensation Committee for the assessment of executive compensation. As a result of this review, the Compensation Committee determined the compensation set forth below is reasonable and appropriate.
During fiscal 2020, the Non-Executive Directors were Mmes. Ayotte, Bancroft and Pessoa and Messrs. L.K. Murdoch, Aznar, Barnes, Klein, J.R. Murdoch and Siddiqui. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in fiscal 2020 are set forth in the table below. In April 2020, the Board determined to reduce the Board Cash Retainer by 20% for the first two quarters of fiscal 2021 in light of the Company’s increased focus on costs amidst the COVID-19 pandemic.
Annual Board and Committee Retainers for the Fiscal Year Ended June 30, 2020
Board Cash Retainer	$100,000
Board Deferred Stock Unit (“DSU”) Retainer	$165,000
Lead Director Retainer	$35,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$12,500
Audit Committee Member Retainer	$8,000
Compensation Committee Member Retainer	$6,000
Nominating and Corporate Governance Committee Member Retainer	$6,000
 2020 Proxy Statement | 19

DIRECTOR COMPENSATION
DSUs are awarded to Non-Executive Directors on a quarterly basis on July 1, October 1, January 1 and April 1 of each year (or, if not a trading day, the first trading day following such date) (each, a “DSU Grant Date”). The number of DSUs awarded each DSU Grant Date is based on the closing price of the Company’s Class A Common Stock on such DSU Grant Date. DSUs vest upon the earlier of (i) the July 1, October 1, January 1 or April 1 closest to the fifth anniversary of the DSU Grant Date (or, if not a trading day, the first trading day following such date) and (ii) the date of the Non-Executive Director’s end of service (or, if not a trading day, the first trading day following such date), at which time DSUs will be payable in cash based on the closing price of the Company’s Class A Common Stock on such vesting date. To further align the Non-Executive Directors’ compensation with total return to stockholders, the Non-Executive Directors receive dividend equivalents on unvested DSUs, which are represented by additional DSUs payable when the underlying award vests.
In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees. We may invite the spouse or family members of each Non-Executive Director to attend events associated with Board meetings or other Company-related events. To the extent costs for these activities and for any other personal benefits for a Non-Executive Director exceed $10,000 for the year, they are included in the “All Other Compensation” column in the table below.
The table below shows the total compensation paid during fiscal 2020 by the Company to each of the Directors who served during fiscal 2020 and who are not NEOs.
Director Compensation for the Fiscal Year Ended June 30, 2020
Name	Fees Earned or Paid in Cash	Stock Awards(a)	All Other Compensation	Total
Lachlan K. Murdoch	$100,000	$173,030	$28,761(b)	$301,791
Kelly Ayotte	$106,000	$171,240	-	$277,240
José María Aznar	$118,500	$173,030	-	$291,530
Natalie Bancroft	$112,000	$173,030	-	$285,030
Peter L. Barnes	$174,000	$173,030	-	$347,030
Joel I. Klein	$106,000	$173,030	-	$279,030
James R. Murdoch(c)	$100,000	$173,030	-	$273,030
Ana Paula Pessoa	$108,000	$173,030	-	$281,030
Masroor Siddiqui	$129,000	$173,030	-	$302,030
(a)
As the Company maintains a 52-53-week fiscal year ending on the Sunday nearest to June 30, each fiscal year may include three, four or five DSU Grant Dates. Fiscal 2020 was a 52-week period, which resulted in our Non-Executive Directors receiving four quarterly DSU grants during the fiscal year on July 1, 2019, October 1, 2019, January 2, 2020 and April 1, 2020. The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during fiscal 2020, including dividend equivalents granted on all outstanding unvested stock awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For additional information on how we account for equity-based compensation, see Note 14 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on August 11, 2020. The aggregate number of equity awards outstanding as of fiscal year end for each Non-Executive Director appears in the table on page 21.

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DIRECTOR COMPENSATION
(b)
Represents certain security expenses provided to Mr. L.K. Murdoch, Co-Chairman of the Company. These services are incremental to security arrangements provided at News Corporation business facilities. The Compensation Committee has approved these expenses as reasonable, necessary and for the Company’s benefit.

(c)	Mr. J.R. Murdoch resigned from the Board effective July 31, 2020.
Stock Ownership Guidelines for Non-Executive Directors
Pursuant to the Statement of Corporate Governance, Non-Executive Directors are required to own equity securities of the Company (including DSUs) equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board. Each Non-Executive Director has five years from his or her first election to the Board to comply with these guidelines. All incumbent Non-Executive Directors currently comply with or are on track to comply with the stock ownership guidelines.
The following table sets forth information with respect to the aggregate outstanding equity awards at the end of fiscal 2020 of each of the Directors who served during fiscal 2020 and who are not NEOs, which comprise unvested cash-settled DSUs.
Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested
Lachlan K. Murdoch	60,239
Kelly Ayotte	40,112
José María Aznar	60,239
Natalie Bancroft	60,239
Peter L. Barnes	60,239
Joel I. Klein	54,916
James R. Murdoch(a)	60,239
Ana Paula Pessoa	60,239
Masroor Siddiqui	60,239
(a)	Mr. J.R. Murdoch resigned from the Board effective July 31, 2020.
 2020 Proxy Statement | 21

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2021. E&Y has audited the books and records of the Company since the Company’s formation in 2013. In order to provide for continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, in connection with the mandated rotation of our independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the periodic selection of E&Y’s lead engagement partner.
At this time, the Audit Committee believes that the continued retention of E&Y is in the best interests of the Company and its stockholders, and is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its decision. A representative of E&Y is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.
FOR
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2021.

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “—Audit Committee Pre-Approval Policies and Procedures.”
The description of the fees for the services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2020 and June 30, 2019 is set forth below.
	Fiscal 2020	Fiscal 2019
Audit Fees(a)	$16,989,000	$18,064,000
Audit-Related Fees(b)	440,000	475,000
Tax Fees(c)	3,315,000	3,208,000
All Other Fees(d)	286,000	383,000
Total Fees	$21,030,000	$22,130,000
(a)
Audit fees include fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2020 and June 30, 2019; the audit of internal control

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PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
over financial reporting as of June 30, 2020 and June 30, 2019 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; and reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s statutory and regulatory filings.
(b)
Audit-related fees relate principally to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.

(c)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including due diligence related to mergers and acquisitions.
(d)	All other fees relate principally to expatriate services.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2020 and June 30, 2019 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2020 and June 30, 2019, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.
 2020 Proxy Statement | 23

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act or incorporated by reference in any document so filed.
In accordance with its written charter, the Audit Committee, which consists entirely of independent Directors under the heightened independence standards applicable to audit committee members, assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of financial statements, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm (E&Y) and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the Company’s Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related persons. The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm, the Company and individuals in financial reporting oversight roles at the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence and (iii) considered whether the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining such firm’s independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.
The Audit Committee also discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.
The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements of the
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REPORT OF THE AUDIT COMMITTEE
Company as of and for the fiscal year ended June 30, 2020 with management and the independent registered public accounting firm.
At its meetings every quarter, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2020 certifications provided by the CEO and the CFO under the Sarbanes-Oxley Act, the rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.
The Audit Committee received reports from the Company’s General Counsel and Chief Compliance
Officer and the corporate auditors regarding the Company’s policies, processes and procedures relating to compliance with News Corporation’s Global Anti-Bribery and Anti-Corruption Policy and the activities of the Company’s Compliance Steering Committee.
Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2020, for filing with the SEC. The Audit Committee also appointed E&Y as the Company’s independent registered public accounting firm for fiscal 2021, and the Board concurred in such appointment.
THE AUDIT COMMITTEE:
Peter L. Barnes (Chair)
Ana Paula Pessoa
Masroor Siddiqui
 2020 Proxy Statement | 25

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that the Company provide our stockholders with the opportunity to approve, on an advisory, nonbinding basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the rules of the SEC.
As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our NEOs with those of the Company’s stockholders. The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support growth for stockholders and attract, retain and motivate the top executive talent necessary for the Company’s success. The compensation framework designed by the Company emphasizes a pay-for-performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described beginning on page 30 under the heading “Aligning Compensation with Company Performance.” In addition, as described on page 30 under the heading “Total Direct Compensation,” the compensation framework places a significant majority of the Executive Chairman’s, CEO’s, CFO’s and General Counsel’s total direct compensation “at risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described on page 32, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.
The Board recommends that stockholders indicate their support for the Company’s compensation of its NEOs. The vote on this resolution, commonly known as a “say-on-pay” resolution, is not intended to address any specific element of compensation but rather the overall NEO compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.
Accordingly, we ask our stockholders to vote on the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”
The Board of Directors has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay advisory vote following the 2020 Annual Meeting will occur in 2021.
FOR	THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
26 |   2020 Proxy Statement

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION
As described in “Proposal No. 3: Advisory Vote to Approve Executive Compensation,” the Dodd-Frank Act and Section 14A of the Exchange Act require that the Company provide our stockholders with an advisory say-on-pay vote. The Dodd-Frank Act and Section 14A of the Exchange Act also require that the Company provide our stockholders the opportunity to vote, on an advisory, nonbinding basis, for their preference as to how frequently we should seek future advisory say-on-pay votes. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders may instead abstain from casting a vote on this proposal.
The Board has determined that an advisory vote to approve executive compensation that occurs once every year remains the most appropriate alternative for the Company. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve executive compensation allows stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote to approve executive compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee.
Stockholders may vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. The vote on this proposal is not intended to approve or disapprove the recommendation of the Board. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and not binding on the Company or the Board. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency preferred by stockholders.
ONE YEAR	THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE FOR THE OPTION OF “ONE YEAR” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.
 2020 Proxy Statement  | 27

EXECUTIVE OFFICERS OF NEWS CORPORATION
The executive officers of the Company as of October 5, 2020 are set forth in the table below. Unless otherwise specified, each holds the office indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at another meeting of the Board as appropriate.
Name	Age	Position with the Company
K. Rupert Murdoch(a)	89	Executive Chairman
Robert J. Thomson	59	Chief Executive Officer
Susan Panuccio	48	Chief Financial Officer
David B. Pitofsky	55	General Counsel
(a)
Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch, the Company’s Co-Chairman and a Director. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and Thomson can be found under “Proposal No. 1: Election of Directors.”
Susan Panuccio—Ms. Panuccio has served as the Company’s Chief Financial Officer since March 2017. Ms. Panuccio previously served as Chief Financial Officer of News Corp Australia, a division of the Company, since 2013. From 2008 to 2012, she served as Chief Financial Officer of News UK, a division of the Company. Prior to assuming that role, she served in a variety of roles within News UK, including Director of Strategic Program Management and Director of Corporate Planning, since joining the Company in 2002. Prior to joining the Company, Ms. Panuccio worked in finance roles at corProcure, AngloGold Ashanti and Ansett Australia. She began her career at KPMG. Ms. Panuccio is a chartered accountant.
David B. Pitofsky—Mr. Pitofsky has served as the Company’s Executive Vice President and General Counsel since February 2015. He also serves as the Chief Compliance Officer of the Company. Mr. Pitofsky served as a Deputy General Counsel for the Company from April 2013 until February 2015 and as the Company’s Deputy Chief Compliance Officer from June 2013 until February 2015. Mr. Pitofsky was previously a partner at Goodwin Procter LLP, a law firm, from 2005 to March 2013. From 1996 to 2005, Mr. Pitofsky was an Assistant U.S. Attorney in the Eastern District of New York, rising to the level of Deputy Chief of the Criminal Division.
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COMPENSATION DISCUSSION AND ANALYSIS
This section explains the Company’s compensation philosophy and summarizes the material components of our fiscal 2020 executive compensation program. Our named executive officers, or NEOs, for fiscal 2020 are:
Name	Title
K. Rupert Murdoch	Executive Chairman
Robert J. Thomson	Chief Executive Officer
Susan Panuccio	Chief Financial Officer
David B. Pitofsky	General Counsel
The NEOs listed above represent all of the Company’s executive officers, as defined by SEC rules, during fiscal 2020.
Executive Summary
Compensation Philosophy
The Compensation Committee has established an executive compensation program that seeks to support the creation of long-term growth and value for our stockholders through three key objectives:
Drive Company Performance	•	Emphasizes variable, performance-based compensation
	•	Includes balance of short- and long-term compensation elements to motivate and reward superior performance without encouraging unnecessary and excessive risk-taking
Align Pay with Performance	•	Based on a mix of performance metrics to hold executives accountable for Company and individual performance
	•	Does not guarantee incentive compensation; payouts are determined based on achievement of rigorous performance targets
Attract, Retain and Motivate Leadership Talent	•	Designed to be competitive to attract and retain the highest quality talent
	•	Considers compensation practices and trends in relevant industries
Stockholder Feedback Informs the Executive Compensation Program
The Compensation Committee highly values stockholder input and is responsible for overseeing regular engagement and communications with our stockholders regarding our executive compensation program. The Compensation Committee carefully considers and incorporates feedback from stockholders into the Committee’s decision-making.
The Board views stockholder engagement as an area of priority and oversees the Company’s corporate governance engagement program, which includes discussion of executive compensation. Our independent Directors, including members of the Compensation Committee, also directly participate in certain engagements. In fiscal 2020, our outreach program included engagement with unaffiliated stockholders representing approximately 30% of the outstanding Class B Common Stock and over 50% of the outstanding Class A Common Stock. For more detail on the Company’s active stockholder outreach program, please refer to “Corporate Governance Matters—Stockholder Engagement.” Stockholders are invited to express their views to the Compensation Committee through the procedures described under “Corporate Governance Matters—Communicating with the Board.”
The annual say-on-pay advisory vote on the compensation of our NEOs also provides stockholders with an opportunity to communicate their views on our executive compensation program. At our 2019 annual meeting of stockholders, stockholders demonstrated their support of our executive compensation program with approximately 95.6% of the votes cast in favor of our advisory proposal to approve the compensation of our NEOs.
 2020 Proxy Statement  | 29

COMPENSATION DISCUSSION AND ANALYSIS
Upon consideration of the high percentage of votes cast in support of our say-on-pay proposal, along with additional feedback from engagement with stockholders and other considerations, the
Compensation Committee determined to maintain the general structure of our executive compensation program for fiscal 2020.
Total Direct Compensation
The following table presents the total direct compensation (“TDC”) awarded to Messrs. K.R. Murdoch, Thomson and Pitofsky and Ms. Panuccio for fiscal 2020. TDC differs from the amounts reported in the “Summary Compensation Table” as required by the SEC, and reflects the amounts the Compensation Committee considers most relevant in assessing and determining each NEO’s executive compensation opportunity for the fiscal year. TDC comprises the NEO’s annual base salary, target performance-based annual cash incentive and target performance-based long-term equity incentive, which is awarded as performance stock units (“PSUs”).
Named Executive Officer	Base Salary	Target Annual Cash Incentive*	Target Long-Term Equity Incentive	Total Direct Compensation
K. Rupert Murdoch	$1,000,000	$2,000,000	$2,000,000	$5,000,000
Robert J. Thomson	$3,000,000	$5,000,000	$7,000,000	$15,000,000
Susan Panuccio	$1,300,000	$1,750,000	$1,750,000	$4,800,000
David B. Pitofsky	$1,100,000	$1,000,000	$1,400,000	$3,500,000
*
In light of the Company’s increased focus on costs amidst the COVID-19 pandemic, Mr. K.R. Murdoch elected to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson elected to forgo any amounts exceeding 25% of his fiscal 2020 target and Ms. Panuccio and Mr. Pitofsky elected to forgo any amounts exceeding 75% of their fiscal 2020 targets. For more information, see “—Named Executive Officer Compensation—Fiscal 2020 Annual Cash Incentives.”

*	Percentages may not sum due to rounding.
Aligning Compensation with Company Performance
The Compensation Committee is responsible for overseeing the Company’s executive compensation framework, which is designed to support Company performance, advance the execution of Company strategy and reward sustained value creation and responsible risk-taking.
Fiscal 2020 performance highlights include:
■
The Company reported revenues of $9.01 billion, an 11% decrease compared to $10.07 billion in the prior year, primarily reflecting the estimated $370 million negative impact related to COVID-19, lower revenues from News America Marketing of $246 million driven mainly by the sale of the business in the fourth quarter, the $275 million negative impact from foreign currency fluctuations and lower subscription revenues at Foxtel. The decline was partially offset by growth in circulation and subscription revenues at the Dow Jones segment.
■	Net loss was $1.55 billion compared to net income of $228 million in the prior year, reflecting $1.69 billion of non-cash impairment charges, primarily related to Foxtel and News America Marketing.
■
Total Segment EBITDA* was $1.01 billion, a 19% decrease compared to $1.24 billion in the prior year, reflecting lower revenues and the negative impact of foreign currency fluctuations. Revenue declines were partially offset by cost savings initiatives, lower sports rights and production costs at

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COMPENSATION DISCUSSION AND ANALYSIS
Foxtel related to the suspension of sporting events due to COVID-19 and Segment EBITDA growth at the Dow Jones segment.
■	The Company reported net cash provided by operating activities of $780 million.
■
The Digital Real Estate Services segment saw revenue declines due to lower listing volumes, lower developer revenues due to fewer project launches in Australia and the impact of discounts provided to customers in response to COVID-19 at Move. These declines were partially offset by lower costs.

■
Foxtel’s total paid subscribers declined 12% compared to the prior year to 2.8 million, driven by the impact of the COVID-19 pandemic on both residential and commercial broadcast subscribers. The decline was partially offset by growth in over-the-top (“OTT”) subscribers.

■
Dow Jones Segment EBITDA grew 13% compared to the prior year, driven by 28% growth in digital-only subscriptions and growth in professional information services revenues. Subscriptions to The Wall Street Journal reached a record of nearly 3.0 million in the fourth quarter with digital-only subscriptions accounting for approximately 75% of the total subscription base, an increase from 69% in the prior year. Digital-only subscriptions increased 23%.

■
Book Publishing reported a 5% revenue decrease driven by the mix of titles and the impact of COVID-19; however, digital sales increased 7% compared to the prior year due to the continued expansion of downloadable audiobook sales and the growth of e-books, representing 23% of consumer revenues.

■	Revenues at the News Media segment declined from lower advertising revenues as a result of the sale of News America Marketing and continued declines in the print advertising market. The revenue declines were offset by costs savings initiatives in response to COVID-19. Additionally, in the fourth quarter, News Corp Australia suspended printing operations for approximately 60 community newspapers across Australia.
At the beginning of fiscal 2020, the Compensation Committee approved a financial target for the fiscal 2020 annual cash incentives, setting the midpoint of the target range for adjusted** Total Segment EBITDA at $1.217 billion, based on the Company’s annual budget and strategic plan. The Company achieved adjusted Total Segment EBITDA of $1.092 billion, resulting in a calculated 82.4% payout of the quantitative portion of the award. The Compensation Committee also evaluated each NEO’s achievements and contributions during fiscal 2020 to determine a 100% payout of the qualitative portion of each NEO’s award. In light of the Company’s increased focus on costs amidst the COVID-19 pandemic, Mr. K.R. Murdoch elected to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson elected to forgo any amounts exceeding 25% of his fiscal 2020 target and Ms. Panuccio and Mr. Pitofsky elected to forgo any amounts exceeding 75% of their fiscal 2020 targets. For more information, please see “—Named Executive Officer Compensation—Fiscal 2020 Annual Cash Incentives.”
For the fiscal 2018-2020 PSUs, the Compensation Committee approved performance targets at the beginning of the performance period, setting the midpoints of the target ranges for cumulative adjusted** earnings per share (“EPS”) and cumulative adjusted** free cash flow* (“FCF”) at $1.25 and $1.397 billion, respectively, and the target for total shareholder return (“TSR”) relative to the individual companies comprising the S&P 1500 Media Index at the 50th percentile. The Company achieved $1.24, $1.684 billion and the 66.6th percentile, respectively, during the performance period, resulting in a 123.8% overall payout for the fiscal 2018-2020 PSUs. For more information, please see “—Named Executive Officer Compensation—Payout of Fiscal 2018-2020 PSUs.”
*
Total Segment EBITDA and free cash flow are non-GAAP financial measures. For information on these metrics, as defined by the Company, including reconciliations to the most comparable GAAP measures, please see pages 46 and 57, respectively, of the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on August 11, 2020.

**
Consistent with the framework set in advance for the annual cash incentive program and the fiscal 2018-2020 PSUs, the Compensation Committee approved adjustments to performance metric achievements for purposes of determining payouts. These adjustments can result in either increases or decreases to achieved results and are intended to ensure that award payments reflect the underlying performance of the Company’s business and are not artificially inflated or deflated due to unusual events. The framework provides for adjustments for acquisitions and dispositions of property and/or businesses, litigation expenses, changes in accounting provisions, restructuring and impairment charges, currency fluctuations, other non-recurring or unusual items, and the tax impact or minority interest of the foregoing. The Compensation Committee reviews and approves all adjustments to ensure they are consistent with the Compensation Committee’s philosophy on executive pay.

 2020 Proxy Statement  | 31

COMPENSATION DISCUSSION AND ANALYSIS
NEO Compensation Program Practices
The Company’s executive compensation practices are designed to drive performance and support alignment with stockholders’ long-term interests:
What We Do
•	Majority of compensation is “at risk” - variable performance-based compensation, payable only to the extent performance targets are met, comprises vast majority of NEO compensation
•
Pay-for-performance philosophy - executive compensation is directly tied to Company and individual performance, with the majority of pay earned through the achievement of challenging goals aligned with Company strategy

•
Multiple performance metrics - balanced mix of diversified performance metrics measured over short- and long-term time horizons to incentivize and reward the achievement of multiple dimensions of our operational and long-term business strategy

•	Payouts of NEO incentive compensation subject to achievement of rigorous performance targets - to ensure payouts are tied to Company outcomes
•	Capped payouts of annual cash incentives and long-term equity incentives
•	Performance on ethics and compliance objectives directly impacts NEO annual cash incentive payouts
•	Clawback policies provide for recoupment, under certain circumstances, of performance-based cash and equity compensation
•	Stock ownership guidelines apply to the CEO, CFO, General Counsel and Non-Executive Directors
•	Annual compensation risk assessment to ensure that compensation program does not encourage excessive risk-taking
•	Independent compensation consultant provides no other services to the Company
•	Regular stockholder feedback through annual say-on-pay vote and robust ongoing engagement program
What We Do Not Do
•	No guaranteed bonuses
•	No targeting of specific percentiles versus peers in setting compensation levels
•	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company
•	NEO employment agreements do not contain enhanced severance in the event of a change in control
•	No excise tax gross-ups or tax gross-ups on NEO perquisites
•	No hedging or pledging of Company stock held directly or received as equity compensation by Directors or employees, including the NEOs
•	No re-pricing of stock options or SARs without stockholder approval
•	No payment of dividend equivalents unless and until underlying performance-based awards are earned
•	No excessive NEO perquisites
•	No pension credit for years not worked; value of equity-based compensation not included in pension calculations
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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices
How Executive Compensation Decisions Are Made
The Compensation Committee reviews each NEO’s compensation terms at the beginning of the fiscal year, taking into account relevant factors including the nature and scope of the NEO’s role and responsibilities, leadership and management experience, individual contributions, Company performance, achievement of strategic objectives, market compensation levels and industry and geographic considerations (as further described below under “—Comparative Market Data and Industry Trends”), retention considerations, the terms of the NEO’s employment agreement, tenure, prior compensation and internal pay parity. The Compensation Committee also considers feedback from stockholders gathered through regular engagement and the results of the annual say-on-pay vote.
NEOs do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. Management and the Compensation Committee’s independent compensation consultant assist the Compensation Committee in determining NEO compensation by providing data, analyses and recommendations. In addition, the Executive Chairman and CEO present individual pay recommendations to the Compensation Committee for the other NEOs. These recommendations are based on their assessments of individual contributions, achievement of performance objectives and other factors. Following such review, the Compensation Committee approves the compensation terms for all NEOs other than the CEO, whose compensation terms are approved by the Board after considering the recommendation of the Compensation Committee.
Role of the Independent Compensation Consultant
During fiscal 2020, the Compensation Committee continued to retain Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant. FW Cook serves as an objective third-party advisor to the Compensation Committee on compensation matters, assessing the reasonableness of compensation levels in comparison with those of similarly situated companies and evaluating the effectiveness of the executive compensation program in supporting the Company’s strategic objectives. FW Cook reports directly to the Compensation Committee, which may replace the consultant or hire additional consultants at any time. In fiscal 2020, FW Cook supported the Compensation Committee by (i) attending Compensation Committee meetings; (ii) providing advice on the Company’s executive and Non-Executive Director compensation programs, incentive plan designs and compensation governance policies; (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies; (iv) evaluating the relationship between NEO pay and Company performance; and (v) assisting the Company in preparing compensation-related materials and disclosure as requested by the Compensation Committee. FW Cook provided no other services to and received no other fees or compensation from the Company.
In June 2020, the Compensation Committee considered FW Cook’s independence and the existence of potential conflicts of interest with FW Cook, including by considering the factors prescribed by Nasdaq listing rules and SEC rules. Based on such evaluation, the Compensation Committee determined that no conflict of interest exists.
 2020 Proxy Statement  | 33

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officer Compensation
Overview of Our Executive Compensation Program
The table below describes the objectives supported by each of our primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	Key Features		How it Supports Our Compensation Philosophy
Base Salary	•	Provides a level of fixed pay appropriate to each executive’s role and responsibilities	•	Comprises a small portion of TDC, consistent with the Company’s pay-for-performance philosophy
	•	Reviewed annually by the Compensation Committee to ensure it remains appropriate	•	Competitive salary is necessary to attract and retain executive talent
Annual Cash Incentive	•	Two-thirds based on achievement of adjusted Total Segment EBITDA	•	Directly ties a significant portion of compensation to the achievement of financial and strategic goals
	•	One-third based on achievement of individual objectives	•	Rewards and promotes accountability for individual performance, including on ethics and compliance objectives
Long-Term Equity Incentive	•	Awarded as PSUs (no time-vested awards for NEOs)	•	Rewards long-term value creation based on achievement of various specified performance targets
	•	Three-year performance period
	•	Payout range of 0-200% of target	•	Aligns executives’ interests with the long-term interests of our stockholders
	•	Based on achievement on a balanced mix of metrics: – 40% on cumulative adjusted EPS – 40% on cumulative adjusted FCF – 20% on the Company’s relative TSR percentile*
			•	Helps retain executives over a longer horizon
*
Pursuant to terms of his employment agreement, effective May 2019, at least $1,000,000 of Mr. Thomson’s long-term equity incentive target is to be solely based on the achievement of relative total stockholder return. See also “—Grant of Fiscal 2020-2022 PSUs.”

Base Salary
The Compensation Committee, in conjunction with its independent compensation consultant, annually reviews the NEOs’ base salaries and makes appropriate adjustments subject to the terms of individual employment agreements. The NEOs’ base salaries were unchanged for fiscal 2020. Mr. K.R. Murdoch’s base salary has remained unchanged since fiscal 2014.
Performance-Based Incentive Compensation
Consistent with the Company’s pay-for-performance philosophy, and to promote alignment with stockholders’ interests, the majority of each NEO’s compensation is paid via two performance-based incentive components: the annual cash incentive and the long-term equity incentive, awarded in the form of PSUs. The Compensation Committee selects the performance metrics and sets the performance targets for both incentive components at the start of each performance period. Performance targets are designed to be challenging yet reasonably achievable, in order to incentivize superior performance while maintaining focus on the Company’s long-term growth.
Fiscal 2020 Annual Cash Incentives
In August 2019, the Compensation Committee approved a framework for the NEOs’ annual cash incentives for fiscal 2020 that included a mix of quantitative and qualitative factors designed to support the achievement of critical operating goals of the Company’s businesses, while also recognizing and rewarding the NEOs’ individual contributions.
Annual cash incentive awards are based two-thirds on the achievement of adjusted Total Segment EBITDA, and one-third on a qualitative assessment of individual performance. Adjusted Total Segment EBITDA was selected as the financial performance metric because it is a key measure of Company
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COMPENSATION DISCUSSION AND ANALYSIS
profitability for which the NEOs have direct responsibility. The Compensation Committee also considers, based on a recommendation from the Audit Committee, management’s performance on ethics and compliance objectives, and determines whether, based on such performance, any reduction to the qualitative portion of the payout of the annual cash incentive is warranted.
In August 2019, the Board (in the case of Mr. Thomson) and the Compensation Committee (in the case of the other NEOs) approved the following target and maximum amounts for the fiscal 2020 annual cash incentives:
	Fiscal 2020 Annual Cash Incentive
Named Executive Officer	Target	Maximum
K. Rupert Murdoch	$2,000,000	$4,000,000
Robert J. Thomson	$5,000,000	$10,000,000
Susan Panuccio	$1,750,000	$3,500,000
David B. Pitofsky	$1,000,000	$2,000,000
For fiscal 2020, the Compensation Committee set a target range for adjusted Total Segment EBITDA of $1.157 billion to $1.278 billion, based on the Company’s annual budget and strategic plan. Consistent with its past practice, the Committee approved a target range, rather than a specific amount, to better maintain alignment of actual payouts with underlying performance. Performance within the target range results in a payout of 100% for the quantitative portion of the annual cash incentive; this payout is interpolated on a linear basis for performance that falls between a threshold level and the target range or between the target range and a maximum level. The Company’s actual performance versus the performance curve established by the Compensation Committee for fiscal 2020 is set forth below:
Adjusted Total Segment EBITDA

200%
150%
100%
50%
0%
Payout
Maximum
$1.461B
Achieved
$1.092B
Target
$1.157B - $1.278B
Threshold
$974M
70%
90%
110%
130%
Target Achievement

 2020 Proxy Statement  | 35

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee also considered each individual NEO’s significant and numerous contributions and strong leadership in the development and implementation of Company strategy. In assessing the NEOs’ performance and determining the appropriate award amounts, the Compensation Committee acknowledged the following specific achievements:
Named Executive Officer	Fiscal 2020 Achievements and Contributions
K. Rupert Murdoch Executive Chairman	•	Strengthened the Company’s position as a global leader in digital real estate platforms and services, premium video content in Australia news and information and book publishing
•
Continued to grow audiences with record subscribers at Company mastheads across three continents and expanded into promising new platforms including partnerships with Apple and Facebook that resulted in incremental revenue sources for the Company

	•	Continued leading the global industry campaign on content rights and revenue
	•	Provided intellectual leadership for the Company’s media properties
	•	Inspired executives and employees with his personal and professional commitment
Robert J. Thomson Chief Executive Officer	•	Demonstrated exceptional leadership in a challenging and fast-changing business environment, maintained a rigorous focus on costs and accelerated the Company’s digital transformation
•
Advanced the Company’s strategy of simplification by successfully completing divestitures of News America Marketing and Unruly; resulted in the realignment of the Company’s reportable operating segments, increasing transparency and enabling investors to better appreciate the inherent value and growth potential of Dow Jones

•
Led the way in educating the public, regulators and investors globally about the dangers of the dominant tech platforms, culminating in societal scrutiny and regulatory action underway around the world; launched the Company’s own news aggregator app, Knewz, distinguished by the breadth of its sources from across political and regional spectra, with prominent publisher branding to ensure that provenance is respected and that publishers have every opportunity to monetize their content and generate incremental revenues

•
Multi-year efforts in highlighting and protecting the value of premier journalism and trusted news have begun to yield significant success in securing incremental revenue from the online distributors and aggregators of the Company’s premium content

•
Digital transformation reached key milestones with record subscribers and traffic at mastheads across three continents, with over 2.2 million digital-only subscribers at The Wall Street Journal, over 640,000 digital subscribers with News Corp Australia and over 330,000 digital-only subscribers at The Times and Sunday Times

•
Maintained rigorous and disciplined focus on costs and launched global initiatives to right-size operations, including a global Shared Services initiative to centralize back-office functions and a review of the Company’s property footprint and printing operations around the globe

	•	Dow Jones delivered its highest EBITDA performance since 2013 and achieved over $1 billion in digital revenues for the first time
•
Book Publishing delivered strong performance despite a tough comparison against the prior year; oversaw rejuvenation of e-books and improvements in downloadable audiobooks, and delivered the strongest growth in digital in many years

•
In Digital Real Estate Services segment, continued to grow audiences as the Company expanded product offerings; key segment businesses REA and realtor.com® ended the year with record audiences, REA gained market share, and realtor.com® continued its transformation to a data-rich performance-based referral and concierge model

•
Foxtel continues to transform its business through a combination of OTT products including Kayo and most recently Binge, while transforming its business through a combination of a reset in sports rights costs and ongoing cost initiatives; ended the year with the highest quarter-end number of paying Kayo subscribers despite the suspension of live sports during the outbreak of COVID-19

36 |   2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officer	Fiscal 2020 Achievements and Contributions
Susan Panuccio Chief Financial Officer	•
Advanced the Company’s strategy of simplification by successfully completing divestitures of News America Marketing and Unruly; resulted in the realignment of the Company’s reportable operating segments, increasing transparency and enabling investors to better appreciate the inherent value and growth potential of Dow Jones

•
Maintained rigorous focus on costs across the Company to identify opportunities for savings and reinvestment; supported the launch of a key global initiative to centralize back-office functions and streamline the Company’s property footprint and printing operations

	•	Completed A$1.1 billion refinancing at Foxtel, giving the business the financial flexibility to execute its business plan, and secured a corporate revolving credit facility of $750 million
	•	Oversaw a significant corporate restructure at News Corp Australia to align the Australian entities with News Corp segment reporting
	•	Provided leadership and support to the diverse businesses in the Company’s portfolio in their efforts to deliver targeted financial results in spite of the headwinds due to the COVID-19 outbreak
	•	Maintained a healthy balance sheet to help weather near-term challenges while maintaining the ability to invest for future growth and ending the year with $1.5 billion cash position
	•	Oversaw efforts to strengthen internal controls and ensure Sarbanes-Oxley Act compliance across the Company’s businesses
David B. Pitofsky General Counsel	•
Managed global legal strategy relating to anti-competitive behavior by dominant digital platforms, including engagement with regulators and legislators in multiple jurisdictions, and oversight of content deals with select platforms

	•	Managed global litigation docket including civil lawsuits arising out of U.K. newspaper matters and antitrust litigation brought by competitors against News America Marketing
	•	Oversaw legal and compliance effort around acquisitions and divestitures, including sales of News America Marketing and Unruly
•
Managed enhancements to compliance protocols, procedures and training, with particular emphasis on development of metrics to measure effectiveness of compliance program and assessment of COVID-related risks

	•	Oversaw global data privacy compliance and information governance programs
To calculate payouts of the NEOs’ fiscal 2020 annual cash incentives, the Compensation Committee determined that the Company’s adjusted Total Segment EBITDA was approximately $1.092 billion and, as a result, 82.4% of the quantitative portion of the annual cash incentives was achieved. In light of this achievement and the individual accomplishments described above, the Compensation Committee approved fiscal 2020 annual cash incentive payouts for Mr. K.R. Murdoch, Ms. Panuccio and Mr. Pitofsky, and the Compensation Committee recommended and the Board approved the payout for Mr. Thomson, as set forth below.
In light of the Company’s increased focus on costs amidst the COVID-19 pandemic, Mr. K.R. Murdoch elected to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson elected to forgo any amounts exceeding 25% of his fiscal 2020 target and Ms. Panuccio and Mr. Pitofsky elected to forgo any amounts exceeding 75% of their fiscal 2020 targets prior to any determination by the Compensation Committee of the calculated payout of such awards. The amounts actually awarded to such executives are set forth in the table below.
	Fiscal 2020 Total Annual Cash Incentive
Named Executive Officer	Target	Quantitative Performance			Qualitative Performance
		2/3 of Target	Multiple	Subtotal A	1/3 of Target	Multiple	Subtotal B	Calculated	Actually Awarded
K. Rupert Murdoch	$2,000,000	$1,333,333	82.4%	$1,098,667	$666,667	100%	$666,667	$1,765,333	$—
Robert J. Thomson	$5,000,000	$3,333,333	82.4%	$2,746,667	$1,666,667	100%	$1,666,667	$4,413,333	$1,250,000
Susan Panuccio	$1,750,000	$1,166,667	82.4%	$961,333	$583,333	100%	$583,333	$1,544,667	$1,312,500
David B. Pitofsky	$1,000,000	$666,667	82.4%	$549,333	$333,333	100%	$333,333	$882,667	$750,000
 2020 Proxy Statement  | 37

COMPENSATION DISCUSSION AND ANALYSIS
Grant of Fiscal 2020-2022 PSUs
Consistent with its past practice, in August 2019, the Compensation Committee approved annual grants to the NEOs of performance-based long-term equity incentive awards in the form of PSUs.
Payouts of the fiscal 2020-2022 PSUs will be determined based on the achievement of performance targets established by the Compensation Committee at the beginning of the three-year performance period reflecting the Company’s long-range plan.
The performance metrics and their respective weightings for the fiscal 2020-2022 PSUs are generally as follows:
■	40% based on cumulative adjusted EPS;
■	40% based on cumulative adjusted FCF; and
■
20% based on the Company’s three-year TSR percentile relative to the individual companies comprising the S&P 1500 Media Index (with a target of 50th percentile and performance curve consistent with prior years).

In line with the terms of his employment agreement, as amended in May 2019, Mr. Thompson’s fiscal 2020-2022 PSUs are more heavily weighted towards relative TSR, with 85.7%, or $6 million, of the target value based on the foregoing weightings and the remaining 14.3%, or $1 million, based 100% on the achievement of relative TSR.
At the time of grant, the Compensation Committee determined the target value of the fiscal 2020-2022 PSUs for each NEO, which was then converted to a target number of shares based on the closing price of the Company’s Class A Common Stock on the trading day immediately prior to the date of the grant.
After the end of the performance period, the Compensation Committee will evaluate the Company’s actual performance against the targets set by the Compensation Committee at the start of the period and determine payouts for the NEOs using the following formula:

Final PSU awards will cliff vest on the August 15th following the completion of the three-fiscal-year performance period, subject generally to continued service through such date.
PSUs awarded to Ms. Panuccio and Mr. Pitofsky are settled net of taxes in shares of Class A Common Stock. PSUs awarded to Messrs. K.R. Murdoch and Thomson are settled net of taxes in cash rather than stock pursuant to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the Australian Securities Exchange (the “ASX”).
Accordingly, the NEOs’ PSU payouts are fully at risk for financial performance during the three-year performance period and for stock price performance until the vesting date.
The Compensation Committee approved the target values resulting in the corresponding target shares set forth below for the NEOs’ fiscal 2020-2022 PSUs.
Named Executive Officer	Fiscal 2020-2022 PSUs
	Target Value	Target Shares
K. Rupert Murdoch	$2,000,000	149,476
Robert J. Thomson	$7,000,000	523,168
Susan Panuccio	$1,750,000	130,792
David B. Pitofsky	$1,400,000	104,633
The NEOs also receive dividend equivalents on earned PSUs, in order to further align our executive compensation with total return to stockholders. Such dividend equivalents are represented by additional
PSUs, are subject to the same performance conditions as the underlying PSUs and are payable when, and only to the extent that, the underlying PSUs vest.
38 |   2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Payout of Fiscal 2018-2020 PSUs
In August 2017, the Compensation Committee approved the grant of the fiscal 2018-2020 PSUs. The payout of the fiscal 2018-2020 PSUs was based on the achievement of performance targets established by the Compensation Committee at the beginning of the three-year performance period that ended on June 30, 2020. The performance metrics and their respective weightings were generally the same as those established for the fiscal 2020-2022 PSUs, as follows:
■	40% based on cumulative adjusted EPS;
■	40% based on cumulative adjusted FCF; and
■	20% based on the Company’s three-year TSR percentile relative to the individual companies comprising the S&P 1500 Media Index.
For the cumulative adjusted EPS and cumulative adjusted FCF metrics, performance within the target range results in a payout of 100% for that metric; the payout is interpolated on a linear basis for performance that falls between a threshold level and the target range or between the target range and a maximum level. The Company’s actual performance versus the performance curve established by the Compensation Committee for each metric over the three-year performance period is set forth below:

Based on such performance, the Compensation Committee determined the final payout multiplier on the fiscal 2018-2020 PSUs of 123.8%, as set forth below:
Metric	Metric Weighting	Target (Range)	Achieved	Payout Multiplier
Cumulative adjusted EPS	40%	$1.13 - $1.38	$1.24	40.0%
Cumulative adjusted FCF	40%	$1.257 - $1.537 billion	$1.684 billion	50.5%
Relative TSR percentile	20%	50th	66.6th	33.3%
				123.8%
The payout multiplier was then applied to each NEO’s target shares, resulting in vesting on August 15, 2020 as indicated below:
	Payout of Fiscal 2018-2020 PSUs
Named Executive Officer	Target Shares(a)	Payout Multiplier	Final PSU Award
K. Rupert Murdoch	154,369	123.8%	191,108
Robert J. Thomson	385,927	123.8%	477,777
Susan Panuccio	84,900	123.8%	105,106
David B. Pitofsky	65,604	123.8%	81,217
(a)	Includes dividend equivalents, which vested at the same time and were subject to the same payout multiplier as the underlying award.
 2020 Proxy Statement  | 39

COMPENSATION DISCUSSION AND ANALYSIS
Retirement Benefits
The Company provides retirement benefits through a 401(k) plan as well as the News Corp Restoration Plan (the “Restoration Plan”), an unfunded nonqualified defined contribution plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Tax Code. For additional information on the Restoration Plan, please see the “Nonqualified Deferred Compensation Table” and its accompanying footnotes and “Description of Restoration Plan” in the section titled “Executive Compensation” below. Mr. K.R. Murdoch does not participate in the Company’s retirement plans.
Mr. Thomson and Ms. Panuccio are also entitled to pension benefits accrued prior to the separation of the Company’s businesses from its former parent, 21st Century Fox, on June 28, 2013 (the “Separation”) under certain U.S.-qualified, U.K.-registered
(qualified) and/or U.K. unfunded nonqualified defined benefit plans in connection with services rendered to 21st Century Fox. The liabilities for such benefits have been assumed by the Company, and following the Separation, there were no further accruals under these arrangements. For additional information on these arrangements, please see the “Pension Benefits Table” and its accompanying footnotes, and “Description of Pension Benefits” in the section titled “Executive Compensation” below. In addition, Ms. Panuccio has an Australia-based benefit related to prior service outside the U.S.
Perquisites
The NEOs are provided with limited perquisites that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a small percentage of each NEO’s total compensation package. The perquisites received by each NEO in fiscal 2020 are reported as required in the “Summary Compensation Table” and its accompanying footnotes in the section titled “Executive Compensation” below.
Comparative Market Data and Industry Trends
The Compensation Committee considers compensation data and practices of a group of peer companies (the “Peer Group”), as well as current market trends and practices generally, in designing competitive and appropriate compensation packages for the NEOs. The Compensation Committee believes that a competitive executive compensation program is essential to attract and retain talented executives with the requisite skills and experience to successfully manage the Company’s businesses. The Compensation Committee considers both individual elements of compensation and total compensation of similarly situated executives at companies in the Peer Group. Given the Company’s diverse business portfolio, which is comprised of operating companies across multiple industries and markets, the Compensation Committee believes that strict “benchmarking” against the Peer Group does not provide a broad enough view for establishing executive compensation and it does not set compensation targets for the NEOs at a specific percentile of the Peer Group.
The Compensation Committee, with advice from its independent compensation consultant, annually reviews the Peer Group and approves updates to its composition as necessary to better reflect the Company’s competitive landscape and account for any corporate changes and reorganizations among the Peer Group.
The Company’s Peer Group is designed to include:
■	Companies with significant content production operations, including online/digital, print and television;
■	Companies of comparable size with respect to revenue (the fiscal 2020 Peer Group had one-fifth to 1.6 times the Company’s revenue at the time of its selection in April 2019);
■	Competitors for key executive level talent;
■	Companies with a significant portion of revenue generated outside the United States; and
■	Companies within the same General Industry Classification Standards (GICS) code as the Company.
40 |   2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In reviewing the Peer Group, the Compensation Committee also considers the companies identified as the Company’s peers by proxy advisory firms.
Fiscal 2020 Peer Group
•	CBS Corporation	•	Liberty Global plc
•	Daily Mail and General Trust plc	•	Netflix, Inc.
•	Discovery, Inc.	•	Omnicom Group Inc.
•	DISH Network Corporation	•	Sirius XM Holdings Inc.
•	IAC/InterActiveCorp	•	TEGNA Inc.
•	The Interpublic Group of Companies, Inc.	•	Viacom Inc.
In April 2020, the Compensation Committee reviewed the fiscal 2020 Peer Group with its independent compensation consultant and concluded that it remained appropriate for fiscal 2021, except that it includes ViacomCBS Inc., the successor company following the merger of Viacom Inc. with and into CBS Corporation.
Severance Arrangements
Mr. Thomson, Ms. Panuccio and Mr. Pitofsky are each party to a negotiated employment agreement that provides for certain payments and benefits upon his or her separation from the Company. Ms. Panuccio’s employment agreement was most recently amended in June 2020. Mr. K.R. Murdoch is party to a letter agreement that contains termination provisions relating to annual and long-term incentive awards. Such employment agreements and provisions relating to severance arrangements are more fully described under “Executive Compensation—Potential Payments upon Termination.” None of the NEOs’ employment agreements provides benefits that are triggered in whole or in part solely by a change in control of the Company (i.e., the agreements do not provide automatic single trigger benefits).
The Company believes that providing appropriate severance benefits helps attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.
Stock Ownership Guidelines for Executive Officers
The Compensation Committee has adopted stock ownership guidelines for the CEO, CFO and General Counsel, which require each such executive officer to maintain a substantial stake in the Company to help promote a long-term focus and further align the interests of executives with those of other Company stockholders. The CEO’s stock ownership guideline is five times base salary, the CFO’s stock ownership guideline is two times base salary and the General
Counsel’s stock ownership guideline is one times base salary. Directly held shares and unvested equity awards (whether cash- or stock-settled) count toward the stock ownership guidelines. Each executive officer has five years following appointment to a position that is subject to a stock ownership guideline to comply with such requirement. The CEO, CFO and General Counsel are currently in compliance with their respective requirements.
Clawback Policies
The Board has adopted policies requiring the recoupment of performance-based cash and equity compensation paid to the NEOs and certain other executives in the event of certain financial restatements and of other bonus compensation to all executives in certain cases of misconduct, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.
 2020 Proxy Statement  | 41

COMPENSATION DISCUSSION AND ANALYSIS
Prohibition on Hedging and Pledging of News Corporation Stock
The Company prohibits all Directors and employees, including the NEOs, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, straddles and similar instruments designed to offset the risks of ownership of the Company’s securities. However, holding and exercising employee stock options, restricted stock units (“RSUs”) or other equity-based awards granted under the Company’s equity compensation plans is not prohibited.
Directors and employees, including the NEOs, are also prohibited from hedging or pledging any Company securities that they hold directly or have received as equity compensation.
Compensation Deductibility Policy
Historically, in approving compensation arrangements, the Compensation Committee has taken into account Section 162(m) of the Tax Code, which generally limited U.S. federal tax deductibility of compensation paid to covered employees, including the NEOs, to $1 million per year, unless such compensation qualified as performance-based under the Tax Code. Following passage of the Tax Cuts and Jobs Act on December 22, 2017, the Section 162(m) performance-based exemption has been repealed for taxable years beginning after December 31, 2017, subject to limited transition relief for arrangements in place as of November 2, 2017.
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the flexibility to take actions based on considerations other than tax deductibility, and expects that certain components of covered employee compensation will not be fully deductible.
42 |   2020 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020.
THE COMPENSATION COMMITTEE:
Masroor Siddiqui (Chair)
Natalie Bancroft
Peter L. Barnes
RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
The Compensation Committee is responsible for reviewing the compensation policies and practices of the Company and its subsidiaries to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company. At the direction of the Compensation Committee, members of senior management conducted a risk assessment involving the collection and review of information regarding pay practices and risk-mitigation factors at the Company. Following an analysis of the results of the risk assessment with the Compensation Committee, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs include features designed to discourage undue risk-taking by employees, including significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped and recoupment provisions for bonus compensation granted to the NEOs and certain other senior executives in the event of certain financial restatements or certain other instances.
 2020 Proxy Statement  | 43

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2020, June 30, 2019 and June 30, 2018, respectively, for the Company’s NEOs.
Name and Principal Position	Fiscal Year	Salary(a)	Stock Awards(b)	Non-Equity Incentive Plan Compensation(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(d)	All Other Compensation(e)	Total
K. Rupert Murdoch	2020	$1,000,000	$2,355,749	$—	$—	$—	$3,355,749
Executive Chairman	2019	$1,000,000	$1,839,340	$2,200,000	$—	$—	$5,039,340
	2018	$1,000,000	$2,143,943	$2,598,667	$—	$—	$5,742,610
Robert J. Thomson	2020	$3,000,000	$8,658,269	$1,250,000	$209,572	$417,360	$13,535,201
Chief Executive Officer	2019	$3,000,000	$5,484,272	$5,500,000	$336,056	$427,331	$14,747,659
	2018	$2,000,000	$5,359,907	$5,197,333	$—	$420,718	$12,977,958
Susan Panuccio	2020	$1,300,000	$2,047,798	$1,312,500	$89,316	$188,702	$4,938,316
Chief Financial Officer	2019	$1,300,000	$1,353,860	$1,650,000	$112,327	$201,908	$4,618,095
	2018	$1,100,000	$1,166,126	$1,374,267	$—	$114,607	$3,755,000
David B. Pitofsky	2020	$1,100,000	$1,638,382	$750,000	$—	$123,421	$3,611,803
General Counsel	2019	$1,100,000	$1,135,127	$1,100,000	$—	$121,940	$3,457,067
	2018	$1,000,000	$910,178	$1,124,400	$—	$95,961	$3,130,539
(a)
The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. Fiscal 2020, fiscal 2019 and fiscal 2018 each included 52 weeks. Except as otherwise indicated, all base salaries were paid in U.S. dollars.

(b)
The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal year calculated based on the probable outcome of performance conditions as of the date of grant in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assuming the maximum level of performance, the grant date fair value of the fiscal 2020-2022 PSUs would be: $4,711,498 for Mr. K.R. Murdoch; $17,316,538 for Mr. Thomson; $4,095,596 for Ms. Panuccio; and $3,276,764 for Mr. Pitofsky. The actual value, if any, that the executives will realize for these awards is a function of the value of the underlying shares if and when these awards vest and the level of attainment of the applicable performance targets. Please see the “Grants of Plan-Based Awards Table” below for more information regarding the stock awards granted in fiscal 2020. For additional information on how we account for equity-based compensation, see Note 14 to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 filed with the SEC on August 11, 2020.

(c)
In light of the Company’s increased focus on costs amidst the COVID-19 pandemic, Mr. K.R. Murdoch elected to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson elected to forgo any amounts exceeding 25% of his fiscal 2020 target and Ms. Panuccio and Mr. Pitofsky elected to forgo any amounts exceeding 75% of their fiscal 2020 targets prior to any determination by the Compensation Committee of the calculated payout of such awards. For more information, see “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2020 Annual Cash Incentives.”

(d)
Changes in pension value as reported in the “Summary Compensation Table” are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 60 and other assumptions used in preparing our consolidated financial statements for fiscal 2020, fiscal 2019 and fiscal 2018. The change from year to year in actuarial present value for each NEO’s accumulated pension benefits under the applicable Company pension plans is subject to market volatility and may not represent, nor does it affect, the value that a NEO will actually accrue under the Company’s pension plans during any given fiscal year. Changes in pension value are denominated in British pounds sterling, and have been converted into U.S. dollars for fiscal 2020 using the average exchange rate for fiscal 2020, which was 1 USD = 0.7939 GBP, as reported on Bloomberg. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or on any other basis that is not tax-qualified.

44 |   2020 Proxy Statement

EXECUTIVE COMPENSATION
(e)
“All Other Compensation” paid in fiscal 2020 is calculated based on the aggregate incremental cost to the Company. To the extent the value of all perquisites and personal benefits did not exceed $10,000 in a given fiscal year for any NEO, such amounts are not disclosed below or in the table above as permitted under SEC rules. The amounts included in this column for fiscal 2020 comprise the following:

	K. Rupert Murdoch	Robert J. Thomson	Susan Panuccio	David B. Pitofsky
Perquisites
Tax Planning Services	$—	$—	$23,752(1)	$—
Other
Company Contributions to 401(k) Plan	$—	$16,000	$15,625	$15,769
Company Contributions to Restoration Plan	$—	$265,671	$149,325	$107,652
Life Insurance	$—	$135,689(2)	$—	$—
Total	$—	$417,360	$188,702	$123,421
(1)	Represents tax planning services relating to Ms. Panuccio’s relocation from Australia to the United States in connection with her appointment as CFO.
(2)	The life insurance premium provided to Mr. Thomson is a legacy benefit from his previous employment by 21st Century Fox in the U.K. in periods prior to the Separation.
 2020 Proxy Statement  | 45

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table sets forth information with respect to grants of plan-based awards to the NEOs during the fiscal year ended June 30, 2020.
Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards(b)
			Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch			$1,000,000	$2,000,000	$4,000,000
	8/15/2019(c)	8/7/2019				14,949	149,476	298,952	$2,263,963
	10/16/2019(d)					322	3,201	6,402	45,073
	4/15/2020(d)					461	4,599	9,198	46,713
									$2,355,749
Robert J. Thomson			$2,500,000	$5,000,000	$10,000,000
	8/15/2019(c)	8/7/2019				52,318	523,168	1,046,336	$8,371,135
	10/16/2019(d)					962	9,600	19,200	139,283
	4/15/2020(d)					1,380	13,787	27,574	147,851
									$8,658,269
Susan Panuccio			$875,000	$1,750,000	$3,500,000
	8/15/2019(c)	8/7/2019				13,081	130,792	261,584	$1,980,976
	10/16/2019(d)					233	2,314	4,628	32,809
	4/15/2020(d)					334	3,324	6,648	34,013
									$2,047,798
David B. Pitofsky			$500,000	$1,000,000	$2,000,000
	8/15/2019(c)	8/7/2019				10,465	104,633	209,266	$1,584,771
	10/16/2019(d)					187	1,858	3,716	26,327
	4/15/2020(d)					268	2,669	5,338	27,284
									$1,638,382
(a)
In light of the Company’s increased focus on costs amidst the COVID-19 pandemic, Mr. K.R. Murdoch elected to forgo all of his fiscal 2020 annual cash incentive, Mr. Thomson elected to forgo any amounts exceeding 25% of his fiscal 2020 target and Ms. Panuccio and Mr. Pitofsky elected to forgo any amounts exceeding 75% of their fiscal 2020 targets. For more information, see the “Summary Compensation Table” and “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2020 Annual Cash Incentives.”

(b)
Reflects the right to receive the U.S. dollar value of shares of Class A Common Stock, other than for Ms. Panuccio and Mr. Pitofsky, who will receive shares of Class A Common Stock, that may be earned upon vesting of the PSUs, assuming the achievement of target performance levels (i.e., 100% of target PSUs) during the applicable performance period. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2020-2022 PSUs” for a discussion of the performance measures for the fiscal 2020-2022 PSUs.

(c)	Represents the fiscal 2020-2022 PSUs. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2020-2022 PSUs.”
(d)	Represents dividend equivalents granted on the fiscal 2018-2020, fiscal 2019-2021 and fiscal 2020-2022 PSUs.
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Outstanding Equity Awards Table
The following table sets forth information with respect to each of the NEOs’ outstanding equity awards as of the end of fiscal 2020.
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(a)	Market Value of Shares or Units of Stock That Have Not Vested(a)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)(c)
K. Rupert Murdoch	191,108	$2,193,290	283,340	$3,252,743
Robert J. Thomson	477,777	$5,484,880	926,124	$10,631,904
Susan Panuccio	105,106	$1,206,617	231,527	$2,657,930
David B. Pitofsky	81,217	$932,371	188,500	$2,163,980
(a)
Represents the number of cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2018-2020 PSU award and dividends equivalents thereon, which were subject to a performance period ending on June 30, 2020 and remained subject to time-based vesting through August 15, 2020.

(b)	Calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 26, 2020, the last trading day of fiscal 2020, of $11.48.
(c)
The amounts set forth in this column represent the number of PSUs, including dividend equivalents, which remain subject to performance criteria and have not yet vested as of the end of fiscal 2020. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, realized by NEO will depend on the actual performance level achieved by the Company for the applicable performance period. The respective dates of grant, performance periods and vesting dates for PSUs that remain subject to performance criteria and have not yet vested as of the end of fiscal 2020 are set forth below:

Name	Number of PSUs That Have Not Vested	Performance Period	Vesting Date
K. Rupert Murdoch	152,188(1)	7/1/2019 to 6/30/2022	8/15/2022
	131,152(2)	7/1/2018 to 6/30/2021	8/15/2021
Robert J. Thomson	532,662(1)	7/1/2019 to 6/30/2022	8/15/2022
	393,462(2)	7/1/2018 to 6/30/2021	8/15/2021
Susan Panuccio	133,165(1)	7/1/2019 to 6/30/2022	8/15/2022
	98,362(2)	7/1/2018 to 6/30/2021	8/15/2021
David B. Pitofsky	106,531(1)	7/1/2019 to 6/30/2022	8/15/2022
	81,969(2)	7/1/2018 to 6/30/2021	8/15/2021
(1)
Represents the target number of unvested, cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2020-2022 PSU award, and dividend equivalents thereon. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2020-2022 PSUs” for details.

(2)
Represents the target number of unvested, cash-settled PSUs, other than for Ms. Panuccio and Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2019-2021 PSU award, and dividend equivalents thereon.

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Option Exercises and Stock Vested Table
The following table sets forth information with respect to each vesting of stock, including PSUs, for each of the NEOs during fiscal 2020.
Name	Stock Awards
	Number of Shares Acquired on Vesting(a)	Value Realized on Vesting
K. Rupert Murdoch	165,248	$2,221,018
Robert J. Thomson	413,126	$5,527,626
Susan Panuccio	35,296	$472,260
David B. Pitofsky	66,096	$884,364
(a)
Represents the number of cash-settled PSUs, other than for Mr. Pitofsky, who received stock-settled PSUs, granted as part of the fiscal 2017-2019 PSU award, which vested on August 15, 2019. Ms. Panuccio’s fiscal 2017-2019 PSUs were granted prior to her promotion to the role of CFO.

Pension Benefits Table
The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the NEOs at the end of fiscal 2020.
Name(a)	Plan Name	Number of Years Credited Service(b)	Present Value of Accumulated Benefit(c)	Payments During Last Fiscal Year
Robert J. Thomson	News International Pension and Life Assurance Plan for Senior Executives	6	$1,169,916	—
	News International Unapproved Pension and Life Assurance Plan	6	$874,969	—
	Employer-Financed Retirement Benefits Scheme	5	$1,883,406	—
Susan Panuccio	News International Pension and Life Assurance Plan for Senior Executives	2	$845,914	—
(a)	Neither Mr. K.R. Murdoch nor Mr. Pitofsky participates in the Company’s pension plans.
(b)	Reflects years of credited service as of the time each respective plan was frozen to future benefit accruals. Mr. Thomson and Ms. Panuccio actually each have 18 years of service with the Company.
(c)
Calculated assuming commencement of benefits at age 60, using a discount rate of 1.62% in the case of the Registered Plan (as defined below) and 1.67% in the case of the Supplementary Plan (as defined below) and the EFRBS (as defined below), with a retail price index inflation assumption of 3.00% in the case of the Registered Plan and 2.75% in the case of the Supplementary Plan and a mortality assumption of SAPS with a 1.25% per annum long-term rate of improvement. Pension and retirement benefits are denominated in British pounds sterling, and have been converted into U.S. dollars using the spot exchange rate as of June 26, 2020, the last trading day of fiscal 2020, which was 1 USD = 0.8106 GBP, as reported on Bloomberg.

Description of Pension Benefits
Mr. Thomson and Ms. Panuccio have pension benefits from Company-sponsored plans that were earned in connection with their employment in periods prior to the Separation by News International and News UK, divisions of the Company which at the time were divisions of the Company’s former parent. The News International Pension and Life Assurance Plan for Senior Executives (the “Registered Plan”) provides select U.K. executives with pension benefits for services rendered. The Registered Plan was frozen to additional future benefits effective March 31, 2011 and benefits are determined using formulas that were based on the period of employment through such date. The applicable formula for Mr. Thomson and Ms. Panuccio was an annual benefit accrual of 1/45th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 60 in the form of a member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually in payment for inflation as measured by the lesser of the change in the consumer price index or retail price index, subject to a cap of 5%.
Mr. Thomson also has an accrued benefit in the News International Unapproved Pension and Life Assurance Plan (the “Supplementary Plan”). The
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Supplementary Plan is a non-registered plan that provides benefits that were not available in the Registered Plan as a result of the application of the U.K. statutory earnings cap and was also frozen to additional future benefits effective March 31, 2011. Upon Mr. Thomson’s transfer to the U.S. in 2008, the Company extended to Mr. Thomson benefits through the Employer-Financed Retirement Benefits Scheme (the “EFRBS”) equivalent to the benefit amounts provided by the Registered Plan and the
Supplementary Plan. The EFRBS is subject to Section 409A of the Tax Code, and the full commuted value of the EFRBS benefit is payable as a single lump sum upon separation of employment. The EFRBS was frozen as of June 30, 2013 for future service.
The Registered Plan and the EFBRS provide for a 4% per year reduction in benefits for each year before age 60 that the executive retires.
Nonqualified Deferred Compensation Table
Certain highly compensated employees are eligible to participate in the Restoration Plan. The following table sets forth information with respect to the Restoration Plan at the end of fiscal 2020.
Name(a)	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last FiscalYear(b)	Aggregate Earnings in Last Fiscal Year(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(d)
Robert J. Thomson	—	$265,671	$136,760	—	$2,186,866
Susan Panuccio	—	$149,325	$25,856	—	$400,984
David B. Pitofsky	—	$107,652	$36,873	—	$624,023
(a)	Mr. K.R. Murdoch does not participate in the Restoration Plan.
(b)	Amounts reported in this column are included in the “All Other Compensation” column of the “Summary Compensation Table” for fiscal 2020.
(c)	None of these earnings are included in the “Summary Compensation Table” for fiscal 2020, as none were preferential or above-market.
(d)
Amounts reported in this column include the following amounts that were reported as compensation to the NEOs in the “Summary Compensation Table” in the Company’s previous proxy statements: $1,458,171 for Mr. Thomson; $208,889 for Ms. Panuccio; and $375,585 for Mr. Pitofsky.

Description of Restoration Plan
The Restoration Plan is a nonqualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO, CFO and General Counsel. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Tax Code.
Under the Restoration Plan, participants whose employer contributions under the Company’s qualified retirement plans are limited by the Tax Code are eligible to receive an amount credited to their account equal to 5.5% of their compensation in excess of the compensation limits of the Tax Code, subject to a compensation cap of $5,000,000 for each of the CEO, CFO and General Counsel. The amounts credited to each participant’s account are fully vested following attainment of two years of service with the Company. Participants in the plan have the ability to direct their assets into the same fund choices available through the Company’s U.S. qualified retirement plans. Amounts in a participant’s account will be credited with gains and losses associated to the participant’s fund elections. Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.
Potential Payments upon Termination
The employment agreements of Messrs. Thomson and Pitofsky and Ms. Panuccio provide for certain payments and benefits upon their respective separations from the Company. In addition, a letter agreement with Mr. K.R. Murdoch contains certain termination provisions relating to his performance-based annual bonus and outstanding equity awards. These provisions are summarized below.
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K. Rupert Murdoch
On June 27, 2014, the Company entered into a letter agreement with Mr. K.R. Murdoch (the “KRM Letter Agreement”) to address the treatment of his annual bonus and long-term equity incentives upon the occurrence of certain terminations of his employment with the Company. For additional information regarding the methodology and calculation of the annual bonus and long-term equity incentives, see “ Compensation Discussion and Analysis—Named Executive Officer Compensation” above.
Pursuant to the terms of the KRM Letter Agreement, if the employment of Mr. K.R. Murdoch is terminated due to death or disability, he will be entitled to receive:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any outstanding equity awards, calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “disability” means if Mr. K.R. Murdoch is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.
If Mr. K.R. Murdoch’s employment is terminated for cause, he will be entitled to receive:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and
■
if such termination event occurs within the second or third fiscal year of any applicable performance period, the pro-rata value of any outstanding equity awards, calculated at the end of the applicable performance period based on (a) the payout that he would have received if no termination had occurred multiplied by (b)(1) the number of days he was employed by the Company during the applicable performance period divided by (2) the total number of days in such performance period.

For purposes of the KRM Letter Agreement, the term “cause” means (a) a deliberate and material breach by Mr. K.R. Murdoch of his duties and responsibilities that results in material harm to the Company and its affiliates which breach is committed without reasonable belief that such breach is in, or not contrary to, the best interests of the Company, and is not remedied within 30 days after written notice specifying such breach, (b) Mr. K.R. Murdoch’s plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the Company’s reputation or financial position or (c) Mr. K.R. Murdoch’s addiction to drugs or alcohol that results in a material breach of his duties and responsibilities and that results in material harm to the Company and its affiliates, which addiction is not remedied within 30 days after receipt of written notice specifying such breach.
If Mr. K.R. Murdoch’s employment is terminated other than for cause, including due to retirement, he will be entitled to receive:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational

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performance as compared to the Company’s annual budget, provided that any threshold criteria established by the Compensation Committee as a condition of payment of the annual bonus is satisfied; and
■
if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any outstanding equity awards, calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “retirement” means Mr. K.R. Murdoch’s resignation or termination of employment after attainment of age 60 with 10 years of service so long as he is not then employed by another company.
With respect to any outstanding equity awards, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.
Robert J. Thomson
Mr. Thomson is party to an amended and restated employment agreement with the Company, dated as of May 9, 2019 (the “Thomson Agreement”). The term of the Thomson Agreement extends through June 30, 2023. Pursuant to the Thomson Agreement, Mr. Thomson will receive a base salary at an annual rate of $3,000,000 and is eligible to receive a performance-based annual bonus with a target of $5,000,000.
Mr. Thomson is also eligible to receive annual grants of long-term performance-based equity awards with a target of $7,000,000, provided that at least $1,000,000 of such target will be solely based on the achievement of relative total stockholder return. If, after the expiration date of the Thomson Agreement, Mr. Thomson is not offered an extension or renewal of the agreement on similar or better terms, he will be eligible to continue to vest in any equity awards granted during the term of his employment.
Mr. Thomson is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Thomson Agreement, during any period that Mr. Thomson fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or if Mr. Thomson is terminated by reason of his death, Mr. Thomson (or his surviving spouse or other designee or the legal representative of his estate) is entitled to:
■	continue to receive his full base salary until Mr. Thomson returns to his duties or until one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which provide that if termination due to death or qualifying disability occurs beyond the last day of the first fiscal year of the applicable performance period, (i) in the event of death, his estate will receive the cash value of shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance period, and based on target level performance otherwise, and (ii) in the event of a qualifying disability, he will receive the cash value of shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s).

The Company may terminate Mr. Thomson’s employment if, as a result of his incapacity and disability due to physical or mental illness, he fails to perform his duties for one year.
If Mr. Thomson’s employment is terminated by the Company for cause, Mr. Thomson will be entitled to receive:
■	his full base salary through the date of termination; and
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■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Thomson Agreement, the term “cause” means Mr. Thomson’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the Thomson Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Thomson Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
If Mr. Thomson’s employment is terminated by the Company other than for cause, death or disability, or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive:
■	his base salary and annual bonus for two years after the date of termination, with the annual bonus based on Mr. Thomson’s then-current annual bonus target;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■	continued vesting of equity awards granted prior to the date of termination in the same manner as though he continued to be employed for two years after the date of termination.
For purposes of the Thomson Agreement, the term “good reason” generally means (i) a material breach of the Thomson Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Thomson is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Thomson’s job description, title, authority, duties or responsibility.
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Mr. Thomson (or the legal representative of his estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
Susan Panuccio
Ms. Panuccio is party to an amended and restated employment agreement with the Company, dated as of June 18, 2020, which became effective on July 1. 2020 (the “Panuccio Agreement”). Ms. Panuccio’s prior employment agreement dated as of February 23, 2017 (the “Prior Panuccio Agreement”) expired on June 30, 2020, but was in effect as of the last day of fiscal 2020. The “Quantification of Termination Payments” table below quantifies payments that Ms. Panuccio would have been entitled to under the Prior Panuccio Agreement had her employment been terminated on the last day of fiscal 2020 under the various scenarios presented. We have noted in the description that follows where the separation terms of the Prior Panuccio Agreement vary materially from the Panuccio Agreement currently in effect.
The term of the Panuccio Agreement extends through June 30, 2023. Pursuant to the Panuccio Agreement, Ms. Panuccio receives a base salary at an annual rate of not less than $1,400,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $2,000,000 and annual grants of long-term performance-based equity awards with a target of not less than $2,200,000.
Ms. Panuccio is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
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Pursuant to the Panuccio Agreement, if Ms. Panuccio is terminated by reason of her death, her surviving spouse or other designee or the legal representative of her estate is entitled to:
■	continue to receive her full base salary for one year following her termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year; and

■
continued vesting of equity awards granted prior to the date of termination in the same manner as though she continued to be employed for one year after the date of termination (the Prior Panuccio Agreement provided for vesting of outstanding equity awards as set forth in the applicable award agreements, under which awards for which the first fiscal year of the applicable performance period is completed vest based on projected performance for awards with less than one year remaining in the performance period and based on target performance otherwise).

During any period that Ms. Panuccio fails to perform her duties as a result of incapacity and disability due to physical or mental illness, Ms. Panuccio is entitled to continue to receive her full base salary and benefits for up to one year until Ms. Panuccio returns to her duties or her employment is terminated by the Company pursuant to the Company’s right to terminate Ms. Panuccio’s employment if, as a result of her incapacity and disability due to physical or mental illness, she has been absent from her duties for seven months and is unable to provide the Company with a note from her treating physician that provides for a definite and reasonable return to work date.
If Ms. Panuccio’s employment is terminated by the Company as described in the foregoing sentence, Ms. Panuccio is entitled to:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year (which was not provided under the Prior Panuccio Agreement); and

■
vesting and payment of her outstanding equity awards as set forth in the applicable equity award agreements, which provide that if Ms. Panuccio’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period, she will receive shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s).

If Ms. Panuccio’s employment is terminated by the Company for cause or if she resigns other than for good reason, Ms. Panuccio will be entitled to receive:
■	her full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Panuccio Agreement, the term “cause” means Ms. Panuccio’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out her duties under the Panuccio Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Panuccio Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of her job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image
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of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
If Ms. Panuccio’s employment is terminated by the Company other than for cause, death or disability, or by Ms. Panuccio for good reason, Ms. Panuccio will be entitled to continue to receive:
■
the greater of (A) her base salary and annual bonus in the same manner as though Ms. Panuccio continued to be employed through June 2023 (or, under the Prior Panuccio Agreement, June 2020) and (B) her then current base salary and annual bonus for two years following the date of termination, in each case with the annual bonus payment(s) based on the then current annual bonus target;

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year;

■
continued vesting of equity awards granted prior to the date of termination in the same manner as though she continued to be employed through the later of June 2023 and one year following the date of termination (or, under the Prior Panuccio Agreement, with continued vesting in the same manner as though she continued to be employed through June 2020); and

■
Company-paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for her and her eligible dependents for up to the successive 18 months following the date of termination (or, under the Prior Panuccio Agreement, through June 2020).

For purposes of the Panuccio Agreement, the term “good reason” generally means (i) a material breach of the Panuccio Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Ms. Panuccio is required to be based and primarily render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Ms. Panuccio’s duties thereby diminishing her role.
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Ms. Panuccio (or the legal representative of her estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
David B. Pitofsky
Mr. Pitofsky is party to an employment agreement with the Company, dated as of November 9, 2017 (the “Pitofsky Agreement”). The term of the Pitofsky Agreement extends through June 30, 2021. Pursuant to the Pitofsky Agreement, Mr. Pitofsky receives a base salary at an annual rate of not less than $1,000,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $900,000 and annual grants of long-term performance-based equity awards with a target of not less than $850,000.
Mr. Pitofsky is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to other senior executives of equal rank.
Pursuant to the Pitofsky Agreement, if Mr. Pitofsky is terminated by reason of his death, his surviving spouse or other designee or the legal representative of his estate is entitled to:
■	continue to receive his full base salary for one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

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■
vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which provide that if such termination occurs beyond the last day of the first fiscal year of the applicable performance period, his estate will receive shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance period, and based on target-level performance otherwise.

During any period that Mr. Pitofsky fails to perform his duties as a result of incapacity and disability due to physical or mental illness, Mr. Pitofsky is entitled to continue to receive his full base salary and benefits for up to one year until Mr. Pitofsky returns to his duties or his employment is terminated by the Company pursuant to the Company’s right to terminate Mr. Pitofsky’s employment if, as a result of his incapacity and disability due to physical or mental illness, he has been absent from his duties for seven months and is unable to provide the Company with a note from his treating physician that provides for a definite and reasonable return to work date.
If Mr. Pitofsky’s employment is terminated by the Company as described in the foregoing sentence, Mr. Pitofsky is entitled to vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which provide that if Mr. Pitofsky’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period he will receive shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting dates.
If Mr. Pitofsky’s employment is terminated by the Company for cause, Mr. Pitofsky will be entitled to receive:
■	his full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Pitofsky Agreement, the term “cause” means Mr. Pitofsky’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the Pitofsky Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Pitofsky Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or deceit in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
If Mr. Pitofsky’s employment is terminated by the Company other than for cause, death or disability, or by Mr. Pitofsky for good reason, Mr. Pitofsky will be entitled to continue to receive:
■
the greater of (A) his base salary and annual bonus at the pre-determined target amount in the same manner as though Mr. Pitofsky continued to be employed through June 2021 and (B) his then current base salary and annual bonus at the pre-determined target amount for two years following the date of termination;

■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

■
continued vesting of equity awards granted prior to the date of termination in the same manner as though he continued to be employed through the later of June 2021 or one year following the date of termination; and

■	Company-paid premiums under COBRA, for him and his eligible dependents through June 2021.
 2020 Proxy Statement  | 55

EXECUTIVE COMPENSATION
For purposes of the Pitofsky Agreement, the term “good reason” generally means (i) a material breach of the Pitofsky Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Pitofsky is required to be based and essentially render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Mr. Pitofsky’s duties thereby diminishing his role. If, following the completion of the term, Mr. Pitofsky is not offered a new employment agreement on terms at least as favorable as those in the Pitofsky Agreement and
Mr. Pitofsky is subsequently terminated without cause, he will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Pitofsky Agreement).
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Mr. Pitofsky (or the legal representative of his estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
56 |   2020 Proxy Statement

EXECUTIVE COMPENSATION
Quantification of Termination Payments
The following table sets forth quantitative information with respect to potential payments to each NEO or his or her beneficiaries upon termination in various circumstances as described above, assuming termination on the last day of fiscal 2020. The amounts included in the table below do not include amounts otherwise due and owing to each applicable NEO, such as salary and/or annual bonus earned through the date of termination but not yet paid, or payments or benefits generally available to all salaried employees of the Company.
	Type of Termination
Name	Death	Disability	Retirement	By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch
Salary	$—	$—	$—	$—	$—	$—	$—
Bonus(a)	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Equity Awards(b)	3,277,781	3,277,781	3,277,781	3,277,781	3,277,781	3,277,781	3,277,781
Continued Benefits	—	—	—	—	—	—	—
	$5,277,781	$5,277,781	$5,277,781	$5,277,781	$5,277,781	$5,277,781	$5,277,781
Robert J. Thomson
Salary	$3,000,000	$3,000,000	$—	$—	$6,000,000	$6,000,000	$—
Bonus	5,000,000	5,000,000	—	—	15,000,000	15,000,000	—
Equity Awards(b)	8,947,386	8,947,386	—(c)	—	8,947,386	8,947,386	—
Continued Benefits	—	—	—	—	—	—	—
	$16,947,386	$16,947,386	$—	$—	$29,947,386	$29,947,386	$—
Susan Panuccio(d)
Salary	$1,300,000	$—	$—	$—	$2,600,000	$2,600,000	$—
Bonus	1,750,000	—	—	—	5,250,000	5,250,000	—
Equity Awards(b)	2,103,848	2,103,848	—(c)	—	—	—	—
Continued Benefits	—	—	—	—	—	—	—
	$5,153,848	$2,103,848	$—	$—	$7,850,000	$7,850,000	$—
David B. Pitofsky
Salary	$1,100,000	$—	$—	$—	$2,200,000	$2,200,000	$—
Bonus	1,000,000	—	—	—	3,000,000	3,000,000	—
Equity Awards(b)	1,694,138	1,694,138	—(c)	—	753,134	753,134	—
Continued Benefits(e)	—	—	—	—	27,763	27,763	—
	$3,794,138	$1,694,138	$—	$—	$5,980,897	$5,980,897	$—
(a)
Actual payout for all termination events other than upon “Death” or in the event of “Disability” would be based on actual results at the end of the applicable performance period; this table uses the target value as an estimate because actual results cannot yet be determined.

(b)
Reflects the value of the shares of Company’s Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2018-2020 and fiscal 2019-2021 performance periods. Actual payout for all termination events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 26, 2020, the last trading day of fiscal 2020, of $11.48.

(c)	As of June 30, 2020, Mr. Thomson, Ms. Panuccio and Mr. Pitofsky did not satisfy the requirements for a qualifying retirement, as defined in the applicable equity incentive plan.
(d)
Reflects terms of the Prior Panuccio Agreement, which was in effect as of the last day of fiscal 2020. The amended and restated employment agreement between Ms. Panuccio and the Company dated as of June 18, 2020 (the Panuccio Agreement), became effective on July 1. 2020. See “—Susan Panuccio” above for information on where separation terms of the Prior Panuccio Agreement vary materially from those of the Panuccio Agreement currently in effect.

(e)
Amounts shown reflect the Company’s cost of providing continued health and dental insurance as an estimate for premiums under COBRA to be provided by the Company pursuant to the terms of such NEO’s employment agreement.

 2020 Proxy Statement  | 57

PAY RATIO
In accordance with SEC rules, the Company is providing information about the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median compensated employee.
Annual total compensation for fiscal 2020 for both the median compensated employee and the CEO were calculated based on rules governing calculation of total compensation reported in the “Summary Compensation Table” for fiscal 2020.
■	Annual total compensation of the median compensated employee, other than the CEO, for fiscal 2020: $80,727
■	Annual total compensation of the CEO for fiscal 2020: $13,535,201
■	Ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee: 168 to 1
As permitted under SEC rules, the pay ratio reported above uses an employee with substantially similar compensation (as of our median compensated employee identification date) to the median compensated employee identified to calculate the pay ratio in our 2018 and 2019 proxy statements, as we believe there have been no changes to our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. The Company used April 15, 2018 as the date to determine our median compensated employee. On that date, the Company had a total of approximately 29,500 employees as reported on our payroll records, which included all international employees but excluded, in accordance with SEC rules, approximately 1,900 employees of Foxtel, which the Company began consolidating as of
April 2, 2018. To identify the median compensated employee, the Company reviewed base pay, overtime and incentive earnings of employees on our payrolls as of April 15, 2018, excluding the CEO. For part-time employees, base pay reflected the employee’s standard hours worked. Amounts denominated in non-U.S. currencies were converted to U.S. dollars using exchange rates as of April 16, 2018.
At the end of fiscal 2020, we determined the total fiscal 2020 compensation for the previously identified median compensated employee to be anomalous due to the sale of her business unit during fiscal 2020. Accordingly, as permitted by SEC rules, we substituted an alternate median compensated employee, whose compensation was viewed to be more representative of employees at or near the median as of April 15, 2018. We then calculated such identified median compensated employee’s total fiscal 2020 compensation.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio disclosed by other companies, including our peer companies, may not be comparable to the pay ratio disclosed above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
58 |   2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of the end of fiscal 2020 with respect to the Company’s outstanding stock options and shares of common stock reserved for future issuance under the LTIP.
The equity compensation plans not approved by security holders comprise the Move, Inc. 2011 Incentive Plan, as amended, and the Move, Inc. 2002 Stock Incentive Plan, as amended (collectively, the “Move Plans”). The Move Plans, and certain outstanding and unexercised stock options issued to employees pursuant thereto, were assumed by the
Company in connection with the Company’s acquisition of Move, Inc. in November 2014. The Compensation Committee, which is the administrator of the Move Plans, or its delegate determines all matters relating to the stock options granted under the Move Plans. No additional awards may be granted under the Move Plans and no additional shares are available for issuance.
All shares reflected in the table are shares of the Company’s non-voting Class A Common Stock.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	7,717,599(a)	$—	29,552,764
Equity compensation plans not approved by security holders	232,010(b)	$8.45(c)	—
Total	7,949,609	$8.45	29,552,764
(a)	Includes shares of Class A Common Stock issuable upon the vesting of RSUs and PSUs granted pursuant to the LTIP. Reflects target PSUs where the applicable performance period is not yet complete.
(b)	Includes shares of Class A Common Stock issuable upon the exercise of stock options assumed under the Move Plans.
(c)	The outstanding stock options have a weighted-average remaining term of approximately 2.72 years.
 2020 Proxy Statement | 59

SECURITY OWNERSHIP OF NEWS CORPORATION
The following table sets forth the beneficial ownership of Class A Common Stock and Class B Common Stock as of August 28, 2020 (unless otherwise specified) for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each Director and Director nominee; (iii) each NEO (as identified under “Compensation Discussion and Analysis”) of the Company; and (iv) all current Directors and executive officers of the Company as a group. For more information regarding unvested equity ownership of our Non-Executive Directors, as to which no voting or investment power exists, please see the table under “Director Compensation—Stock Ownership Guidelines for Non-Executive Directors” on page 21.
	Common Stock Beneficially Owned(a)
	Number of Shares Beneficially Owned		Option Shares(c)	Percent of Class(d)
Name(b)	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock
Murdoch Family Trust(e) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	14,250	76,655,870	0	*	38.4%
K. Rupert Murdoch(f)	2,196,608	78,722,399	0	*	39.4%
Lachlan K. Murdoch	114	1,464	0	*	*
Robert J. Thomson	0	72,000	0	0	*
Kelly Ayotte	0	0	0	0	0
José María Aznar	1,087	0	0	*	0
Natalie Bancroft	0	2,125	0	0	*
Peter L. Barnes	1,989	0	0	*	0
Joel I. Klein	0	0	0	0	0
Susan Panuccio	51,750	0	0	*	0
Ana Paula Pessoa	0	0	0	0	0
David B. Pitofsky	63,305	0	0	*	0
Masroor Siddiqui	0	0	0	0	0
All current Directors and executive officers as a group (12 members)	2,314,853	78,797,988	0	*	39.5%
*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on August 28, 2020.
(a)
Beneficial ownership of Class A Common Stock and Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise specified, beneficial ownership of the Class A Common Stock represents sole investment power and ownership of the Class B Common Stock represents both sole voting and sole investment power.

(b)	The address for all Directors and executive officers is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(c)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following August 28, 2020.
(d)
Applicable percentage of ownership is based on 390,949,870 shares of Class A Common Stock and 199,630,240 shares of Class B Common Stock outstanding as of August 28, 2020 together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common

60 |   2020 Proxy Statement

SECURITY OWNERSHIP OF NEWS CORPORATION
stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of August 28, 2020 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(e)
Beneficial ownership of 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock is as of July 2, 2013 as reported on Form 3 filed with the SEC on July 2, 2013 and the Schedule 13G/A filed with the SEC on February 13, 2015. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the sole trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of all of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of all of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares.

(f)
Beneficial ownership of 2,196,608 shares of Class A Common Stock and 78,722,399 shares of Class B Common Stock includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 2,062,500 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,182,358 shares of Class A Common Stock held by the G&CM Trust that is administered by independent trustees for the benefit of certain of Mr. K.R. Murdoch’s children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and Nasdaq. Directors, officers and beneficial owners of more than 10% of any class of the Company’s common stock are required by the SEC to furnish the Company with copies of the reports they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the
Company and information provided by the reporting persons, all of its Directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities filed the required reports on a timely basis during the fiscal year ended June 30, 2020, except that two Forms 4 disclosing dividend equivalent accruals on PSUs granted to Mr. Kevin Halpin, the Company’s former Deputy Chief Financial Officer, on October 17, 2018 and April 17, 2019, were reported late on August 15, 2019 due to clerical oversight.
 2020 Proxy Statement | 61

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL
Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, who is the beneficial owner of no less than 500 shares of Class B Common Stock as of the date of submission, has given notice that his designee intends to present for action at the Annual Meeting the resolution set forth below. In accordance with SEC rules, we have set forth below the proposal and supporting statement. The stockholder proposal is required to be voted on at our Annual Meeting only if properly presented. The Company is not responsible for any inaccuracies that the proposal or supporting statement may contain.
Proposal 5 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs and FirstEnergy. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner. This proposal topic also received overwhelming 99%-support at the 2019 Fortive annual meeting and 93%-support at the 2020 Centene Corporation annual meeting.

Currently a 1%-minority can frustrate the will of our 64%-shareholder majority in an election with 65% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governance of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply ignore an overwhelming 64%-vote of shareholders.

Adoption of this proposal will make News Corp more competitive in its corporate governance. The timing is right because each News Corp director received negative votes of between 16% and 33% in 2019. Directors at a well-managed company usually receive lees then 5% in negative votes.

Please vote yes: Simple Majority Vote – Proposal 5

AGAINST ×	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.
62 |   2020 Proxy Statement

The Board’s Statement Recommending a Vote AGAINST Proposal No. 5
The Board has carefully considered this stockholder proposal and concluded its adoption is not in the best interests of the Company’s stockholders.
A simple majority is already our default voting standard.
A simple majority of votes cast is already the voting standard for most matters submitted to a vote of the Company’s stockholders, including the election of Directors in uncontested elections. A majority vote of the outstanding shares entitled to vote is required for the removal of Directors (as required by applicable law) or the increase or decrease in the number of authorized shares of Company stock. A supermajority voting standard (requiring the approval of 65% of stockholders entitled to vote) is required under our governance documents only for certain amendments to our certificate of incorporation (including to provisions relating to the Company’s ability to take certain actions when ownership or proposed ownership of shares of the Company’s capital stock could result in a violation of legal requirements applicable to the Company, procedures for the election and removal of Directors and liability of Directors) and for amendments to our by-laws.
The limited provisions requiring a supermajority voting standard are designed to protect stockholders.
The Board believes that retaining a supermajority voting standard in these limited circumstances is necessary to protect the interests of all stockholders. A majority of Russell 3000 companies have adopted these provisions to preserve and maximize long-term value for all stockholders. The Board believes that higher voting requirements provide a greater voice on corporate structure and governance matters to a broader mix of stockholders by granting a minority group of stockholders the ability to defeat a proposed fundamental change.
The Company has a significant stockholder which owns 39.4% of the Company’s Class B Common Stock. The Board believes that eliminating all supermajority voting standards could allow the significant stockholder to have greater influence on the Company’s corporate structure and governance matters.
The Board believes that retaining a supermajority voting standard in the limited circumstances described above is appropriate and necessary because certain fundamental matters should require the support of a stronger consensus of the Company’s stockholders.
The stockholder proposal is unnecessary in light of our strong and effective corporate governance framework.
The Board believes that the Company’s sound corporate governance policies and practices promote Board accountability and reinforce the Company’s strong commitment to the creation of long-term sustainable value.
■
All Directors are elected annually using a majority voting standard for the election of Directors in uncontested elections; any Director who does not receive the required majority vote must submit his or her resignation to the Board for its consideration.

■	The Company’s standing committees (Audit, Compensation and Nominating and Corporate Governance) are comprised entirely of independent Directors.
■	The Board has an independent Lead Director with robust responsibilities.
■	Executive sessions of independent Directors are held at every regular Board meeting.
■	The Company has an active stockholder engagement program with unaffiliated stockholders of the Company’s Class A and Class B Common Stock.
Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes. For the reasons discussed above, the Board does not believe adoption of the stockholder proposal is in the best interests of the Company’s stockholders.
 2020 Proxy Statement  | 63

INFORMATION ABOUT THE ANNUAL MEETING
2020 Proxy Materials
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?
In accordance with the rules of the SEC, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials relating to the Annual Meeting (the “proxy materials”) to stockholders, the Company may furnish the proxy materials to stockholders by providing the Notice of Internet Availability to inform stockholders that the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the proxy materials, as well as how to submit your proxy, over the Internet. The proxy materials are available at www.proxyvote.com.
How may I request a printed copy of the proxy materials?
If you hold common stock, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.
If you hold CDIs, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-721-559 (within Australia) or
+61-3-9946-4461 (outside of Australia).
Will I get more than one copy of the Notice of Internet Availability or proxy materials if multiple stockholders share my address?
Only one copy of the Notice of Internet Availability or proxy materials, as applicable, is being delivered to multiple holders of common stock sharing an address unless one or more of the stockholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy materials, as applicable, to any stockholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be made via Internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by sending an email to sendmaterial@proxyvote.com. Stockholders that reside at the same address and currently receive multiple copies of the materials may request in the same manner that only a single copy be delivered in the future.
Where can I find the Company’s Annual Report on Form 10-K?
The Company filed its Annual Report on Form 10-K for the year ended June 30, 2020 with the SEC on August 11, 2020. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website at www.newscorp.com under “Investor Relations—SEC Filings” and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 416-3048 or by email at investor@newscorp.com.
How can I elect to receive future proxy materials electronically?
Stockholders can elect to receive future News Corporation proxy materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents as it helps lower the Company’s printing and postage costs and reduce the amount of paper mailed to your home. If you are interested in participating in this electronic delivery program, you should select the “Electronic Delivery” link in the “Investor Relations” section of the Company’s website at www.newscorp.com. You may resume receiving copies of these documents by mail at any time by canceling your participation in the electronic delivery program through the same link.
64 |   2020 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING
Voting Instructions and Information
Who is entitled to vote on the Annual Meeting matters?
The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 199,630,240 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and 390,951,934 shares of non-voting Class A Common Stock outstanding.
The Company’s shares are also traded on the ASX in the form of CHESS Depositary Interests, or CDIs. CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, as applicable, at the rate of one CDI per one such share of Common Stock. Holders of CDIs exchangeable for Class B Common Stock have a right to direct CHESS Depositary Nominees Pty Ltd, the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.
Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock or Class B CDIs.
What is the difference between a stockholder of record and a stockholder who holds in street name?
If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and the proxy materials are being sent directly to you from the Company.
If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and the proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock.
When is the Record Date?
The Board has fixed the close of business on September 21, 2020 as the Record Date for determining which of the Company’s eligible stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy.
How do I inspect the list of stockholders of record?
A list of the stockholders of record entitled to vote at the Annual Meeting will be available electronically to stockholders at the Annual Meeting website at www.virtualshareholdermeeting.com/NWS2020 during the entirety of the Annual Meeting. Stockholders wishing to inspect the list at the Company’s principal executive offices during the 10 days preceding the Annual Meeting should contact the Corporate Secretary at 2020AnnualMeeting@newscorp.com.
What does it mean to give a proxy?
The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or, if no instructions are specified, the shares represented by the proxy will be voted “FOR” each of the nominees listed in Proposal No. 1, “FOR” Proposals Nos. 2 and 3, “ONE YEAR” for Proposal No. 4 and “AGAINST” Proposal No. 5, in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.
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INFORMATION ABOUT THE ANNUAL MEETING
Please cast your vote as soon as possible, and in any event by the deadlines noted below, by:
visiting www.proxyvote.com (common stock) or www.investorvote.com.au (CDIs)	mailing your signed proxy card or voting instruction form	calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada (common stock only)
How do I vote in advance of the Annual Meeting?
If you hold Class B Common Stock, Internet and telephone proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Standard Time) on November 17, 2020. You may submit a proxy for your shares by Internet at www.proxyvote.com. If you are located in the United States, U.S. territories or Canada, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Both the Internet and telephone systems have easy-to-follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by Internet or telephone, you should have in hand when you submit your proxy the Notice of Internet Availability or the proxy card or voting instruction form (for those holders who have received a hard copy of the proxy card or voting instruction form). If you submit a proxy for your shares by Internet or telephone, you do not need to return your proxy card to the Company. If you have received, by request, a hard copy of the proxy card or voting instruction form, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction form and return it in the envelope provided so that it is received by 11:59 p.m. (Eastern Standard Time) on November 17, 2020.
If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on November 13, 2020. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy-to-follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you submit your proxy the Notice of Internet Availability or the voting instruction form (for those CDI holders who have received a hard copy of the voting instruction form). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction form, and wish to submit your proxy by mail, you should complete and return the voting instruction form to the Australian share registrar so that it is received by 5:00 p.m. (Australian Eastern Daylight Time) on November 13, 2020.
Can I vote electronically during the Annual Meeting?
While the Company encourages stockholders to vote in advance by proxy, holders of Class B Common Stock also have the option of electronically voting their shares of Class B Common Stock during the Annual Meeting. This year, the Annual Meeting will be conducted exclusively virtually via live webcast, as further described below under “—Participating in the Annual Meeting.” All of the Company’s stockholders and all holders of CDIs exchangeable for shares of common stock are invited to attend and ask questions at the Annual Meeting, subject to compliance with the procedures further described below under “—Participating in the Annual Meeting,” but only holders of Class B Common Stock may vote electronically during the Annual Meeting.
If you are a record or beneficial holder of Class B Common Stock that intends to vote at the Annual Meeting, you must have your unique 16-digit control number, which appears in the box marked by the arrow on the Notice of Internet Availability, the proxy card or the instructions that accompanied the proxy materials, ready when accessing the Annual Meeting.
Holders of Class B CDIs may attend and participate in the Annual Meeting and vote in advance via Internet or mail, but may not vote electronically during the Annual Meeting.
How can I revoke my proxy or change my vote?
If you are a holder of Class B Common Stock, you may change your vote or revoke your proxy at any time prior to 11:59 p.m. (Eastern Standard Time) on November 17, 2020 by submitting a later-dated proxy card or voting instruction form that is received by such deadline or submitting a subsequent proxy by Internet or telephone. You may also change your vote
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INFORMATION ABOUT THE ANNUAL MEETING
or revoke your proxy by voting electronically during the Annual Meeting (your attendance at the Annual Meeting will not by itself revoke your proxy).
If you are a holder of Class B CDIs, you may change or revoke your proxy at any time prior to 5:00 p.m. (Australian Eastern Daylight Time) on November 13, 2020 by submitting a later-dated voting instruction form that is received by such deadline or submitting a subsequent proxy by Internet.
How many shares must be represented online or by proxy to hold the Annual Meeting?
In order for the Company to conduct the Annual Meeting, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote as of the Record Date (a “quorum”) must be present online or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares or CDIs by telephone or Internet in advance to ensure that they will be represented at the Annual Meeting and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.
What votes are required to approve each of the proposals?
Proposal	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes(a)
Election of Directors	FOR each nominee	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	No Broker Non-Votes (Routine Matter)
Advisory Vote to Approve Executive Compensation	FOR	Majority of votes cast	None	None
Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation	ONE YEAR	Majority of votes cast	None	None
Stockholder Proposal	AGAINST	Majority of votes cast	None	None
(a)	See “—What is a broker non-vote?” below for details.
What is a broker non-vote?
A “broker non-vote” occurs when you do not give instructions to your broker, bank or nominee of shares you beneficially own in “street name” on how to vote your shares of Class B Common Stock or CDIs. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the selection of E&Y as the Company’s independent registered public accounting firm (because that is considered to be a “routine” proposal), but cannot vote your shares on any other matters being considered at the Annual Meeting (because they are considered to be “non-routine” proposals).
Who will tabulate the vote?
A representative of American Election Services, LLC has been appointed to act as an independent Inspector of Elections for the Annual Meeting and will tabulate the votes.
How are proxies solicited, and who bears the cost of this solicitation?
This proxy statement is furnished in connection with the solicitation by the Board of proxies for use at Annual Meeting and at any adjournment or postponement thereof. The expense of soliciting proxies will be borne by the Company. We have engaged Morrow Sodali LLC to solicit proxies for an estimated fee of $15,000, plus expenses, and Morrow Sodali Pty Limited to solicit proxies for an estimated fee of $15,000 Australian dollars, plus expenses.
Proxies will be solicited principally through the use of the mail or electronically, but Directors, officers and employees of the Company may also solicit proxies in person, electronically, by telephone or by mail, without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.
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INFORMATION ABOUT THE ANNUAL MEETING
Participating in the Annual Meeting
Where and when is the Annual Meeting?
This year, the Annual Meeting will be held exclusively virtually via live webcast at www.virtualshareholdermeeting.com/NWS2020. The Annual Meeting will be held on November 18, 2020 at 3:00 p.m. (Eastern Standard Time). There will be no physical meeting, and you will not be able to attend the Annual Meeting in person.
To participate in the virtual Annual Meeting, please visit the Annual Meeting Website and enter your unique 16-digit control number. For more information, see “—How can I obtain my control number?” below. You may log into the meeting platform beginning at 2:45 p.m. (Eastern Standard Time) on November 18, 2020. The meeting will begin promptly at 3:00 p.m. (Eastern Standard Time) on November 18, 2020.
All stockholders and CDI holders who log in using their unique 16-digit control numbers will have the opportunity to virtually attend and ask questions during the Annual Meeting as further detailed below under “—Can I ask questions during the Annual Meeting?”. Holders of Class B Common Stock will also have the opportunity to electronically vote their shares during the Annual Meeting as further detailed above under “Voting Instructions and Information—Can I vote electronically during the Annual Meeting?”.
How can I obtain my control number?
If you are a record or beneficial holder of the Company’s Class B or Class A Common Stock, your unique 16-digit control number will appear in the box marked by the arrow on the Notice of Internet Availability, the proxy card or the instructions that accompanied the proxy materials, as applicable.
If you are a holder of the Company’s Class B or Class A CDIs, you must contact the Corporate Secretary at 2020AnnualMeeting@newscorp.com no later than 5:00 p.m. (Eastern Standard Time) on November 13, 2020 in order to obtain a unique 16-digit control number to participate in the Annual Meeting. If you are not a record holder of CDIs, you will need to provide to the Corporate Secretary evidence of CDI ownership as of the Record Date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form.
What if I don’t have my control number?
You will be able to log in as a guest. To view the meeting webcast visit the Annual Meeting website at www.virtualshareholdermeeting.com/NWS2020 and register as a guest. If you log in as a guest, you will not be able to vote your shares (in the case of holders of Class B Common Stock) or ask questions during the Annual Meeting.
Can I ask questions during the Annual Meeting?
As in prior years, the Annual Meeting will include a live webcast Q&A session, during which we intend to answer all questions submitted by holders of Class B or Class A Common Stock or CDIs in accordance with the guidelines herein and the Rules and Procedures for Conduct (available on the Annual Meeting website), as time permits. Stockholders and CDI holders may submit questions prior to the Annual Meeting at www.proxyvote.com or in real time during the Annual Meeting through www.virtualshareholdermeeting.com/NWSA2020.
Please note that stockholders and CDI holders will need their unique 16-digit control numbers in order to ask questions in advance of or live during the Annual Meeting. For more information, see “—How can I obtain my control number?” above.
Consistent with our prior in-person annual meetings, stockholder and CDI holder questions submitted in accordance with the Rules and Procedures for Conduct will be generally addressed in the order received. Answers to any such questions that are not addressed during the Annual Meeting will be published following the meeting in the “Investor Relations” section of the Company’s website at www.newscorp.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
Each stockholder or CDI holder (or proxyholder/qualified representative) is limited to a total of no more than two questions and/or comments that must be related to the business of the Annual Meeting, the business of the Company or the conduct of its operations. Each question or comment should cover only one topic and be as succinct as possible.
The views and questions or comments of all stockholders and CDI holders are welcome. However, the purpose of the Annual Meeting must be observed and we will not address questions that are irrelevant to the business of the Company or the conduct of its
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INFORMATION ABOUT THE ANNUAL MEETING
operations, related to pending or threatened litigation, derogatory or not otherwise in good taste, related to personal grievances or otherwise inappropriate (as determined by the Chairman of the meeting or the General Counsel).
If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at www.newscorp.com.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual
Meeting Website log-in page beginning at 2:45 p.m. (Eastern Standard Time) on the date of the Annual Meeting.
If I can’t participate in the live Annual Meeting webcast, can I vote in advance or listen to the Annual Meeting later?
You may vote your shares before the Annual Meeting by following the instructions detailed above under “—Voting Instructions and Information—How do I vote in advance of the Annual Meeting?” You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting.
An audio replay of the Annual Meeting, including the questions answered during the Annual Meeting, will be available on the Company’s website at www.newscorp.com following the Annual Meeting.
2021 Annual Meeting of Stockholders
If you wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2021 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at our principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than June 7, 2021 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2021 proxy statement and proxy.
Additionally, notice of stockholder proposals and nominations made outside the processes of Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at our principal executive offices, in accordance with the requirements of the Company’s Amended and Restated By-laws (the “By-laws”), not earlier than the close of business on July 21, 2021 and not later than the close of business on August 20, 2021; provided, however, that in the event that the 2021 annual meeting of stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2020 Annual Meeting, notice of stockholder proposals and nominations, in order to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2021 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2021 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the By-laws. If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority if and when the matter is raised at the meeting.
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INFORMATION ABOUT THE ANNUAL MEETING
Other Matters
At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.
By Order of the Board of Directors,

David B. Pitofsky

General Counsel
New York, NY
October 5, 2020
70 |   2020 Proxy Statement

News Corp

1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on November 17, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NWS2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on November 17, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24243-P45023

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWS CORPORATION

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1:

1. Election of 9 Directors

	For	Against	Abstain
1a. K. Rupert Murdoch	☐	☐	☐
1b. Lachlan K. Murdoch	☐	☐	☐
1c. Robert J. Thomson	☐	☐	☐
1d. Kelly Ayotte	☐	☐	☐
1e. José María Aznar	☐	☐	☐
1f. Natalie Bancroft	☐	☐	☐
1g. Peter L. Barnes	☐	☐	☐
1h. Ana Paula Pessoa	☐	☐	☐
1i. Masroor Siddiqui	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

The Board of Directors recommends you vote FOR Proposal 3:

	For	Against	Abstain
3. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation.	☐	☐	☐	☐

Stockholder Proposal

The Board of Directors recommends you vote AGAINST Proposal 5:

	For	Against	Abstain
5. Stockholder Proposal regarding Simple Majority Vote, if properly presented.	☐	☐	☐

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D24244-P45023

NEWS CORPORATION
Annual Meeting of Stockholders
November 18, 2020
3:00 p.m. Eastern Standard Time

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWS CORPORATION

The undersigned, a stockholder of News Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch and Robert J. Thomson and Ms. Susan Panuccio and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 18, 2020 at 3:00 p.m. Eastern Standard Time virtually at www.virtualshareholdermeeting.com/NWS2020, or at any adjournment or postponement thereof, upon the matters set forth in the accompanying Proxy Statement and any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.** IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED AS PROXIES MAY VOTE FOR THE ELECTION OF SUCH OTHER PERSON(S) AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on the other side)